UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Materials under §240.14a-12

CACHET FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)
Title of each class of securities to which transaction applies:

2)
Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)
Proposed maximum aggregate value of transaction:

5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

2)
Form Schedule or Registration Statement No.:

3)
Filing Party:

4)
Date Filed:

Cachet Financial Solutions, Inc.
18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
NOTICE OF CONSENT SOLICITATION
June [•], 2016
Dear Stockholder:
Notice is hereby given that we are seeking the written consent of stockholders holding a majority of our outstanding Common Stock acting in lieu of a special meeting (the “Consent”) to authorize and approve the following proposals (the “Proposals”):
1.
The election of Jeffrey C. Mack, Darin P. McAreavey, Michael J. Hanson, James L. Davis, and Rod Jardine as members of our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;

2.
An amendment to our Amended and Restated Certificate of Incorporation (“Charter Amendment”), to effect a reverse stock split of our common stock, $0.0001 par value per share (“Common Stock”), within a range of no less than one-for-fifteen (1:15) and no more than one-for-twenty-five (1:25), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective, if at all, at such time and date within two years after the date such action is approved by the stockholders, as determined by the Board of Directors in its sole discretion; and

3.
To approve the Cachet Financial Solutions Inc. 2016 Stock Incentive Plan (the “Plan”).

On June 2, 2016, we approved the following corporate actions by unanimous written consent of our Board of Directors: (1) Proposal No. 1: The nomination of our director nominees, (2) Proposal No. 2: The amendment of our Amended and Restated Certificate of Incorporation, and (3) Proposal No. 3: The Company’s 2016 Stock Incentive Plan.
The Charter Amendment will not be effective until it is filed with the Secretary of State of the State of Delaware. Consummation of the Charter Amendment and the related Reverse Split, including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted (within the stockholder-approved range referred to herein), will be determined by our Board of Directors.
The Board of Directors will not consummate the Reverse Split in the event that (i) we fail to receive properly executed written consents approving the Proposals set forth herein from the stockholders holding a majority of the issued and outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, as of the Record Date (defined below) or (ii) we fail to receive requisite approval of the Reverse Split from the Financial Industry Regulatory Authority, Inc. (“FINRA”). Subject to the foregoing, such Reverse Split will be consummated, if at all, as soon as practicable and at such time to be determined by the Board of Directors in its sole discretion, but within two years after the date the Charter Amendment and the Reverse Split is approved by the stockholders.
Our Board of Directors has determined to seek approval of the Proposals described herein by majority written consent of our stockholders. The Board of Directors believes that our executive officers and directors will consent to the Proposals, although there has been no formal request or agreement with respect to their authorization or consent. [_____________] shares (approximately [____]%) of our outstanding Common Stock and [_________] shares (approximately [____]%) of our Series C Convertible Preferred Stock is owned by our executive officers and directors as of the Record Date (defined below). We are not holding a special meeting of stockholders in connection with the Proposals described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders in this consent solicitation. The Board of Directors requests that you sign, date and return the consent included as

Annex A to the Consent Solicitation Statement in the enclosed envelope (or submit your consent by telephone or via the internet) as soon as possible. We are requesting you to send us your written consents by July 8, 2016, provided, however that if you submit a properly executed written consent within sixty (60) days of the earliest dated consent, then your stock will be voted in favor of the proposed transaction.
The date of this Consent Solicitation Statement is June [•], 2016. This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about June [•], 2016, to all stockholders as of record of our Common Stock and Series C Convertible Preferred Stock as of the close of business on June 3, 2016 (the “Record Date”) and the entire Consent Solicitation Statement is available for review by each stockholder on http://www.cachetfinancial.com. Each of the three Proposals requires the consent of stockholders holding a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, for its approval. The actions to be taken pursuant to the written consent will be taken as soon as practicable and at such time that we receive properly executed written consents approving the Proposals set forth herein from the stockholders holding a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, as of the Record Date, except in the case of the Reverse Split, we also need to receive the requisite approval of the Reverse Split from FINRA and the Reverse Split will become effective, if at all, at such time and date within two years after the date such action is approved by the stockholders, as determined by the Board of Directors in its sole discretion. The Board of Directors reserves the right not to implement the Reverse Split in its sole discretion without any further action by our stockholders.
Very truly yours,
/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer and President

Cachet Financial Solutions, Inc.
18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
CONSENT SOLICITATION STATEMENT
June [•], 2016
This Consent Solicitation Statement is being furnished to stockholders of Cachet Financial Solutions, Inc., a Delaware corporation formerly known as “DE Acquisition 2, Inc.” (“Cachet,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of stockholder consents by our Board of Directors. We are soliciting stockholder consents in lieu of a special meeting of the stockholders (the “Consent”) to approve the following proposals (“Proposals”):
1.
The election of Jeffrey C. Mack, Darin P. McAreavey, Michael J. Hanson, James L. Davis, and Rod Jardine as members of our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;

2.
An amendment to our Amended and Restated Certificate of Incorporation (“Charter Amendment”), to effect a reverse stock split of our common stock, $0.0001 par value per share (“Common Stock”), within a range of no less than one-for-fifteen (1:15) and no more than one-for-twenty-five (1:25), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective, if at all, at such time and date within two years after the date such action is approved by the stockholders, as determined by the Board of Directors in its sole discretion; and

3.
To approve the Cachet Financial Solutions Inc. 2016 Stock Incentive Plan (the “Plan”).

Approval of each of the foregoing Proposals above requires the affirmative vote or written consent of holders of a majority of the issued and outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis) entitled to vote thereon. There are no dissenters’ rights applicable to Proposals 1 through 3 set forth above.
A copy of the written consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A. The form of the Charter Amendment to be filed with the Delaware Secretary of State in connection with the Reverse Split is included as Annex B to this Consent Solicitation Statement. Consummation of the filing of the Charter Amendment and the related Reverse Split, including the final reduced number of shares of Common Stock into which our currently outstanding shares of Common Stock will be converted (within the stockholder-approved range referred to herein), will be determined by our Board of Directors assuming we also receive requisite approval of the Reverse Split from FINRA.
Our Board of Directors, by unanimous written consent on June 2, 2016 has approved all of the foregoing Proposals and submission of such Proposals to our stockholders for approval by written consent in lieu of a special meeting.
Under Section 228 of the Delaware General Corporation Law (“DGCL”), and in accordance with our Bylaws, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.
Only stockholders of record as of the close of business on June 3, 2016 (the “Record Date”) will be entitled to submit a written consent. As of the Record Date, there were issued and outstanding an aggregate of 42,203,643 shares of our Common Stock and 43,530 shares of Series C Convertible Preferred Stock. The holders of shares of our Common Stock and Series C Convertible Preferred Stock on the Record Date are entitled to submit written consent for such number of shares then held on each proposal that is the subject of this consent solicitation. Consents signed by the holders of a majority of the shares of our Common

Stock and Series C Convertible Preferred Stock (on an as-converted basis) entitled to vote are required in order to approve the Proposals set forth herein. In determining the voting rights of the Series C Convertible Preferred Stock, on an as-converted basis, we do not give effect to certain provisions of the our Amended and Restated Certificate of Incorporation that limit the voluntary conversion of the stock if the holder would beneficially own more than 4.99% (and in certain circumstances more than 9.99%) following such conversion. To be counted towards the consents required for approval of the transactions described herein, your consent must be received within 60 days of the earliest dated consent. Under DGCL and our Amended and Restated Certificate of Incorporation the failure to timely deliver a consent will have the same effect as a vote against the Proposals set forth herein.
In order to register your consent to the matters set forth herein, you should return your signed and dated written consent in the enclosed envelope. You may register your consent by telephone or the internet by following the instructions on Annex A. Following (i) receipt of the executed written consents from the registered stockholders as of the Record Date holding a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis) and (ii) requisite approval of the Reverse Split from FINRA, we intend to file the Charter Amendment with the Delaware Secretary of State to effect the Reverse Split at such time and date as determined by the Board of Directors, in its sole discretion, with such Reverse Split effective at such time and date within two years after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion.
You may revoke your written consent at any time prior to the time that we have received a sufficient number of consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to us at Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317.
Our Board of Directors believes that our executive officers and directors will consent to the Proposals, although there has been no formal request or agreement with respect to their authorization or consent. [_____________] shares (approximately [____]%) of our outstanding Common Stock (including shares of Series C Convertible Preferred Stock on an as-converted basis) is beneficially owned by our officers and directors as of the Record Date.
We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by e-mail or by other appropriate means. Broadridge Financial Solutions, Inc. and our transfer agent will assist in the mailing of this Consent Solicitation Statement to the common stockholders, the collection of written consents and the tabulation of votes, but will not solicit any stockholders. Banks, brokers, fiduciaries and other custodians and nominees who forward written consent soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.
Our executive offices are located at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317 and our telephone number there is at (952) 698-6980.

FREQUENTLY ASKED QUESTIONS
The following questions and answers are intended to respond to frequently asked questions by our stockholders concerning the actions approved by our Board of Directors and a majority of the persons entitled to provide consent. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.
Q:
WHO IS ENTITLED TO CONSENT TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:
All holders of our Common Stock and Series C Convertible Preferred Stock, voting together as one class, as of the Record Date. As of June 3, 2016, there were 42,203,643 shares of Common Stock and 43,530 shares of Series C Convertible Preferred Stock issued and outstanding. Holders of Series C Convertible Preferred Stock are entitled to 303.95 votes for each share of Series C Preferred Stock.

If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly.
If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this Consent Solicitation Statement is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee to consent or to withhold consent to the Proposals set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consent or to withhold consent to the Proposals set forth herein. Your broker, bank, or other nominee will only be able to vote your shares with respect to any Proposals set forth herein if you have instructed them how to vote. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed written consent or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.
Q:
WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSALS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?

A:
No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. In accordance with our Bylaws and Section 228 of the DGCL, our stockholders are permitted to take action without a meeting if the votes represented by consents in writing represent at least a majority of the outstanding voting power that would be necessary to authorize or approve the proposed actions set forth in this Consent Solicitation Statement.

Q:
WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:
Our Board of Directors unanimously recommends that stockholders CONSENT TO (FOR) each of the Proposals set forth in this Consent Solicitation Statement.

Q:
WHAT IS THE REQUIRED VOTE TO APPROVE EACH OF THE PROPOSALS?

A.
Because we are seeking stockholder approval by soliciting written consents, each proposal must receive consents from holders of record of at least a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, on the Record Date who are entitled to submit consents to be approved.

Q:
IF I AM A HOLDER OF COMMON STOCK WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENT?

A:
After carefully reading and considering the information contained in this Consent Solicitation Statement, you may consent to the Proposals set forth herein by signing and dating the enclosed written consent and returning it in the enclosed envelope as soon as possible. You may register your consent by mail, facsimile or via electronic mail on the internet by following the instructions on the consent card provided to you.

Q:
IF I AM A HOLDER OF SERIES C CONVERTIBLE PREFERRED STOCK WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENT?

A:
We will mail this Notice of Consent Solicitation separately to holders of Series C Convertible Preferred Stock together with a separate written consent to be executed by the holder of Series C Convertible Preferred Stock together with instructions on how to return the written consent. If you own both Common Stock and Series C Convertible Preferred Stock you will receive two mailings, one for each class of security owned. You must separately execute each written consent and return the consent in accordance with instructions delivered with the written consent.

Q:
WHAT IF I DO NOT RETURN THE WRITTEN CONSENT?

A:
Because each proposal requires the written consents of the holders of a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, your failure to respond will have the same effect as Consent Withheld (AGAINST).

Q:
CAN I VOTE AGAINST THE PROPOSALS?

A:
We are not holding a special meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because each proposal requires the affirmative consent of the holders of a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, simply not delivering an executed written consent in favor of our Proposals will have the same practical effect as a consent withheld against the Proposals would have if they were being considered at a special meeting of stockholders.

Q:
CAN I REVOKE MY CONSENT AFTER I HAVE DELIVERED IT?

A:
If you are the stockholder of record, you may revoke your written consent at any time prior to the time that we receive a sufficient number of written consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to us at Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317.

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the consent previously given is no longer effective.
Q:
BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?

A:
We are requesting you to send us your written consents by July 8, 2016. Our Board of Directors may extend the deadline to receive written consents in its sole discretion.

Under Section 228(c) of the DGCL written consents will remain in effect until a sufficient number of consents are received by us to take the actions proposed herein, provided, however, that such written consents will not remain effective after 60 days from the date of the earliest dated and delivered consent.

Q:
WHAT HAPPENS IF AN INCUMBENT NOMINEE FOR THE BOARD OF DIRECTORS DOES NOT RECEIVE THE AFFIRMATIVE CONSENTS OF A MAJORITY OF THE HOLDERS OF OUTSTANDING SHARES OF OUR COMMON STOCK AND SERIES C CONVERTIBLE PREFERRED STOCK (ON AN AS CONVERTED BASIS), VOTING TOGETHER AS ONE CLASS?

A:
If an incumbent nominee for the Board of Directors does not receive the affirmative vote of a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, pursuant to the Consent Solicitation Statement, then under the DGCL and the Company’s Bylaws, he will continue to serve until the earliest of the next annual meeting of stockholders, his successor is elected and qualified, or his resignation or removal.

Q:
WHAT IS THE PURPOSE OF THE REVERSE SPLIT?

A:
Requisite stockholder approval of the Charter Amendment and approval of the Reverse Split from FINRA will authorize our Board of Directors to file the Charter Amendment with the Secretary of the State of Delaware in order to effectuate the Reverse Split of our issued and outstanding shares of Common Stock within a range of between one-for-fifteen (1:15) and one-for-twenty-five (1:25), with such ratio to be determined by the Board of Directors, in its sole discretion, within two years after the date such action is approved by the stockholders.

The purpose of the Reverse Split is to enable us to qualify our Common Stock for listing on a national stock exchange such as The Nasdaq Capital Market.
Our common stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market. In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements, including minimum bid price requirements for our common stock. See description below on page 13 regarding “Reasons for the Reverse Split.”
In order to list our Common Stock on the Nasdaq Capital Market, among other requirements, our Common Stock must maintain a minimum closing bid price of  $4.00.
As of May 31, 2016, the closing sale price of our Common Stock was only $0.36 per share on the OTC Markets OTCQB marketplace. We believe that completing the Reverse Split will result in an increase in our adjusted share price that may enable us to “uplist” our shares on the Nasdaq Capital Market, assuming all of the other listing requirements of the Nasdaq Capital Market have also been satisfied. There can be no assurance that following the Reverse Split the trading price of our Common Stock will increase, or will increase in such proportion to permit us to “uplist” our shares on the Nasdaq Capital Market. No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Capital Market, we will apply to have our common stock listed on the exchange, or that, if we do so apply, that our application will be approved, or that, if our common stock is listed on the exchange, we will be able to satisfy the maintenance requirements for continued listing. In addition, no assurances can be given that the trading price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained.
The Charter Amendment Proposal is discussed in detail in “Proposal No. 3: Amendment of Certificate of Incorporation”. The full text of the proposed Charter Amendment is included as Annex B to this Consent Solicitation Statement.
Q:
WHEN WOULD THE CHARTER AMENDMENT AND THE REVERSE SPLIT BE CONSUMMATED?

A:
Consummation of filing the Charter Amendment and the related Reverse Split, including the final reduced number of shares of Common Stock into which our currently outstanding shares of Common Stock will be converted (within the stockholder-approved range referred to herein), will be determined by the Board in its sole discretion at such time within two years after the date such action is approved by the stockholders that (i) we receive properly executed written consents on the proposal of the

Reverse Split from stockholders holding a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, as of the Record Date and (ii) we receive approval of the Reverse Split from FINRA.
Notwithstanding approval of the Reverse Split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine not to effect the Reverse Split prior to the second anniversary of the date such action is approved by the stockholders. If the Board of Directors fails to implement the Reverse Split prior to the second anniversary of the date such action is approved by the stockholders, stockholder approval again would be required prior to implementing the Reverse Split thereafter.
Q:
WHAT HAPPENS IF THE CHARTER AMENDMENT DOES NOT RECEIVE AT LEAST A MAJORITY OF THE VOTES ENTITLED TO BE CAST?

A:
If the Charter Amendment does not receive at least the majority of the votes entitled to be cast within 60 days of the earliest dated consent, then our Certificate of Incorporation will not be amended to reflect the Charter Amendment and the Reverse Split will not be effectuated.

Q:
CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:
No. Under the DGCL, you are not entitled to appraisal and purchase of your Common Stock as a result of the Reverse Split or any of the other Proposals set forth herein.

Q:
WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE CHARTER AMENDMENT?

A:
We will pay all of the costs of soliciting written consents to the Proposals, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Reverse Split, we will pay all the costs associated with filing the Charter Amendment with the Secretary of State of Delaware and obtaining FINRA approval for the Reverse Split. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Charter Amendment.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall consist of such number as determined from-time-to time by our Board of Directors. The size of our Board of Directors is currently set at five (5) directors and there are five (5) nominees for election by written consent. Each nomine will be elected to serve until our next annual meeting of stockholders, and until their respective successors are elected and qualified, or until their earlier resignation or removal. Directors are permitted to be elected by majority written consent of our stockholders. On June 2, 2016, we nominated Jeffrey C. Mack, Darin P. McAreavey, Michael J. Hanson, James L. Davis, and Rod Jardine, all of whom are currently serving as members of our Board of Directors. Information regarding the business experience of each director nominee is provided below. There are no family relationships among our executive officers and directors. There is no arrangement or understanding between any of our directors and any other person pursuant to which any director was or is to be selected as a director.
The business address for each nominee for matters regarding the Company is c/o Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317.
Director-Nominees
The following nominees are standing for election to serve as directors until our next annual meeting of stockholders or until their respective successors are duly elected and qualified:
Name	Age	Positions
Jeffrey C. Mack	62	Chief Executive Officer, President and Director (Chairman)
Darin McAreavey	47	Director
Michael J. Hanson	57	Director
James L. Davis	71	Director
Rod Jardine	45	Director
We believe that our Board of Directors represents a desirable mix of backgrounds, skills, and experiences. Below is the biographical information and some of the specific experiences, qualifications, attributes or skills of each director that led us to conclude that such person should serve as one of our directors in light of our business and structure.
Jeffrey C. Mack is our Chief Executive Officer, President and Director (Chairman), and has served in identical capacities at Cachet Financial Solutions Inc. (Minnesota) since its inception. Mr. Mack has significant experience building and managing companies of all sizes and across a variety of industries. Prior to Cachet, Mr. Mack served as a consultant to multiple small businesses, including a business engaged in the sale of banking technology and related services. Previously, Mr. Mack served from January 2003 to September 2008 as Chairman, CEO and President of Wireless Ronin Technologies, Inc., a leader in dynamic digital signage. In January 1990, Mr. Mack founded and became Chairman, CEO and President of Arcadia Financial Ltd. (formerly known as Olympic Financial Ltd.), one of the largest independent providers of automobile financing in the United States. Prior to founding Arcadia Financial, Mr. Mack served as an executive in the commercial banking industry for 17 years. Mr. Mack became a director of our Company on March 19, 2014.
Darin P. McAreavey served as our Chief Financial Officer and Executive Vice President from April 2014 to February 2016. He became a board director in February 2016 and is chair of the Audit Committee. From March 2009 to April 2014, Mr. McAreavey served as the Senior Vice President and Chief Financial Officer at Wireless Ronin Technologies, Inc. Prior to working for Wireless Ronin, Mr. McAreavey served as Chief Financial Officer for Xiotech Corporation from September 2007 to March 2009. From February 2007 to September 2007, Mr. McAreavey worked for Global Capacity Group as its Chief Financial Officer. In addition, Mr. McAreavey worked for Stellent, Inc. as the Chief Financial Officer, Executive Vice President and Treasurer from May 2006 to February 2007 and as the Corporate Controller from September 2004 to May 2006. Mr. McAreavey held several management level finance positions, including Director of Finance, at Computer Network Technology from August 1995 to September 2004. From November 1993 to August 1995, Mr. McAreavey was a Supervising Senior for KPMG LLP. Mr. McAreavey began his professional career as a Senior Accountant at Eide Helmeke & Co. from July 1991 to November 1993 and earned a Master of Business Administration degree in 1998 from the University of Saint Thomas.
Michael J. Hanson is a director of our Company. Mr. Hanson has served as President and Chief Executive Officer of Hunt Electric Corporation since 1996. He began his career at Hunt in 1985 as an Assistant Project Manager and worked his way up through various senior and executive roles until he was promoted to his current position. He became Hunt Electric’s majority stockholder in 2001. Mr. Hanson serves as the Governor of the St. Paul Chapter of the National Electrical Contractors Association. He is also a Representative and President of the Federated Electrical Contractors. He currently serves as a Trustee for Dunwoody College of Technology. Mr. Hanson has served as a director of Cachet Financial Solutions Inc. (Minnesota) since its inception. Mr. Hanson became a director of our Company on March 19, 2014.
James L. Davis is a director of our Company. Mr. Davis is the President of Davis & Associates, Inc., which he founded more than 30 years ago. Davis & Associates represents the leading edge lighting and controls manufacturer, providing lighting and controls solutions for customers in the upper Midwest. Mr. Davis is also a private investor and has served as a director on both private and public company boards for more than 20 years. He is currently a director of ProUroCare Medical Inc., a publicly held medical device manufacturer. Mr. Davis has served as a director of Cachet Financial Solutions Inc. (Minnesota) since its inception. Mr. Davis became a director of our Company on March 19, 2014.
Rod Jardine is a director of our Company. He is currently President of Agile CxO, Inc., an IT management company that helps companies align their IT roadmaps and architecture to business strategy. Prior to Agile CxO, Jardine was CIO at TMG Health. Previously, he held executive leadership roles at UnitedHealth Group (UHG), where he led the development of myCustomHealth, a highly successful private Medicare exchange for retirees. Jardine was also responsible for UHG’s health services web/consumer engagement strategy and was the chief architect for its $10 billion health services division, OptumHeath, where he guided the development and implementation of the division’s IT enterprise systems. Mr. Jardine became a director of our Company on February 12, 2015.
Required Consents
Election of each director nominee requires written consents from holders of record of at least a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, on the Record Date who are entitled to submit consents. If an incumbent nominee for the Board of Directors does not receive the affirmative vote of a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, pursuant to this Consent Solicitation Statement, then under the DGCL and the Company’s Bylaws, he will continue to serve until the earliest of the next annual meeting of stockholders, his successor is elected and qualified, or his resignation or removal.
THE BOARD OF DIRECTORS RECOMMENDS YOU CONSENT TO the election of each of Jeffrey C. Mack, Darin P. McAreavey, Michael J. Hanson, James L. Davis, and Rod Jardine as directors.

CORPORATE GOVERNANCE
Board of Directors Meetings and Committees
During the year ended December 31, 2015, the Board of Directors met in person or by telephonic meetings four times. During 2015, the Company audit committee (the “Audit Committee”) held five meetings. During 2015, each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees on which such director served.
It is anticipated that each member of the Board of Directors will attend the Company’s next annual meeting of stockholders. The Company does not have a formal policy with respect to directors’ attendance at the annual meeting of stockholders.
Board Leadership Structure and Role in Risk Oversight
In accordance with the Company’s Bylaws, the Board of Directors elects the Company Chairman of the Board of Directors and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by the same person. The Board of Directors believes that the Company and its stockholders are best served by having a policy that provides the Board of Directors the ability to select the most qualified and appropriate individual to lead the Board of Directors as Chairman of the Board of Directors.
Mr. Mack currently serves as Chairman of the Board of Directors and Chief Executive Officer and is expected to continue to serve in both capacities.
The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board of Directors is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management.
Director Independence and Corporate Governance Matters
Our Board of Directors will periodically review relationships that directors have with the Company to determine whether the directors are independent. Rule 10A-3(b)(1) under the Exchange Act provides that directors are considered “independent” for audit committee purposes so long as they do not accept any consulting, advisory or other compensatory fees (other than director fees) from the Company and are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder). In addition, the NASDAQ listing rules (specifically, Section 5605(a)(2) of such rules) provide that an “independent director” must be a person, other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors will use the Nasdaq listing rules as a benchmark for determining which, if any, of the directors are independent. However, as a corporation whose shares are not listed for trading on any securities exchange, our Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.
As of the date of this Consent Solicitation Statement, the Board of Directors has determined that Mr. Jardine is its only director that is independent within the meaning of Nasdaq rule 5605(a)(2) and would also meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act.
Our Board of Directors authorized the formation of Board Committees on November 19, 2015. In the past, deliberations and decisions about the executive compensation of executives have been undertaken by the full Board of Directors except in circumstances where the compensation of a particular executive poses a direct conflict of interest (e.g., compensation deliberations and decisions respecting our Chief Executive

Officer and Chairman). If the Company had its shares listed for trading on the Nasdaq Stock Market, the composition of its Board of Directors would not currently meet the Nasdaq requirement that a majority of its directors be independent, and would not have met such requirement at any time during fiscal 2014 or 2015.
The following table shows the current membership of the committees and identifies our independent directors within the meaning of Nasdaq Rule 5605(a)(2) and would also meet the independence set forth in Rule 10A-3(b)(1) under the Exchange Act:
Name	Audit	Corporate Governance	Executive	Independent Directors Rule 5605(a)(2)	Independent Directors Rule 10A-3(b)(1)
Jeffrey C. Mack	X	X	X*
Darin P. McAreavey	X*				X
Michael J. Hanson	X	X	X
James L. Davis	X	X	X
Rod Jardine	X	X*	X	X	X

*
Denotes committee chairperson.

Audit Committee Financial Expert
Darin McAreavey qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Exchange Act. The Company does not consider Mr. McAreavey to be an independent director.
Stockholder Communication with the Board of Directors
Correspondence from the Company’s stockholders to the Board of Directors or any individual director or officer should be sent to the Company’s Secretary. Correspondence addressed to either the Board of Directors as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Board or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board of Directors a summary of all stockholder correspondence that the Secretary receives. This process has been approved by the Company’s Board of Directors.
All correspondence should be sent to Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317.
Code of Ethics
We have adopted a Code of Ethics that governs the conduct of our officers, directors and employees in order to promote honesty, integrity, loyalty and the accuracy of our financial statements. Our Code of Ethics was adopted effective as of February 12, 2014.

PROPOSAL 2:
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
Overview
The stockholders are being asked to approve a reverse stock split within a range of between one-for-fifteen (1:15) and one-for-twenty-five (1:25), with the ultimate reverse split ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”). The Board of Directors has adopted a resolution (i) declaring the advisability of the Reverse Split subject to stockholder approval, (ii) in connection therewith, amending the Company’s Amended and Restated Certificate of Incorporation to effect such a Reverse Split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect such a reverse stock split, without further approval or authorization of the stockholders, at any time before the second anniversary of the date such action is approved by the stockholders. If the proposed Reverse Split is approved, the Board of Directors would have the discretion to elect, as it determines to be in the best interests of the Company and its stockholders, to effect the Reverse Split at any exchange ratio within a range of between 1:15 and 1:25 at any time before the second anniversary of the date such action is approved by the stockholders. The Board of Directors may elect not to implement the approved Reverse Split in its sole discretion. The Board of Directors believes that approval of a proposal granting this discretion to the Board of Directors provides the Board of Directors with appropriate flexibility to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of the Company and its stockholders.
The text of the form of proposed amendment to the Company’s Amended and Restated Certificate of Incorporation is attached to this Consent Solicitation Statement as Annex B. By approving this amendment, stockholders will approve an amendment to the Company’s Amended and Restated Certificate of Incorporation pursuant to which any whole number of shares within a range of between 15 shares and 25 shares of common stock would be combined into one share of common stock, with any fractional amount rounded up to the nearest whole share. The Board of Directors may also elect not to implement the Reverse Split.
Reasons for the Reverse Split
The Board of Directors believes that the Reverse Split may be desirable for a number of reasons. First, the Board of Directors believes that the Reverse Split may better enable us to list our common stock on a national exchange. Second, the Board of Directors believes that the Reverse Split could improve the marketability and liquidity of our common stock while we continue to progress towards achieving our business objectives.
Our common stock is currently quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”). The Board of Directors believes that it is in the best interests of the Company and its stockholders to list our common stock on a national exchange. Alternative markets like the OTC Bulletin Board or the “pink sheets” maintained by the Pink OTC Markets, Inc. are generally considered to be less efficient and not as widely followed as other exchanges like those operated by The Nasdaq Stock Market (“NASDAQ”) or NYSE AMEX.
In order for us to list our common stock on NASDAQ, we must satisfy certain listing standards, one of which requires a minimum bid price of  $4.00 per share. In addition, because our Company was formed by a reverse merger as defined by NASDAQ and less than four fiscal years have passed since that transaction, we are required to meet additional listing standards under NASDAQ Rule 5110(c). Specifically, among other requirements, unless an exemption or relief can be obtained from NASDAQ, we must maintain a closing price of  $4 per share or higher for a sustained period of time, but in no event for less than 30 of the most recent 60 trading days (i) immediately prior to the filing of an initial listing application with NASDAQ in order to be eligible to submit such application for initial listing and (ii) prior to approval of the Company’s listing application by NASDAQ As of May 31, 2016, the closing price for our common stock as reported on the OTC Bulletin Board was $0.36 per share.

The Board of Directors believes that the Reverse Split may help us satisfy the minimum bid price listing standards of a national exchange. However, the effect of the Reverse Split upon the trading price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. It is possible that the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, and even if it does rise in proportion there can be no assurance that the trading price per post-Reverse Split share will remain at that level for a sustained period of time. The trading price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including investors’ perceptions of our future performance. Notwithstanding the foregoing, our ability to list our stock on a national exchange is subject to numerous requirements other than a minimum share price, including equity and market capitalization requirements and certain corporate governance requirements, such as having a majority of independent board members. Accordingly, even if our share price were to rise as a result of the Reverse Split, there can be no assurance that we would be able to list our stock on a national exchange such as NASDAQ.
The Board of Directors also believes that any increase in the trading price of our common stock as a result of implementing the Reverse Split may improve the marketability and liquidity of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be adversely affected by the proposed Reverse Split given the reduced number of shares that would be outstanding after the Reverse Split. The Board of Directors believes, however, that any higher trading price may reduce, to some extent, the negative effects on the liquidity and marketability of our common stock that may result from some of the policies and practices of institutional investors and brokerage houses described above.
Board Discretion to Implement the Reverse Split
The Reverse Split will be effected, if at all, only upon a determination by the Board of Directors that the Reverse Split (with an exchange ratio determined by the Board of Directors as described above) is in the best interests of the Company and its stockholders. The determination by the Board of Directors as to whether the Reverse Split will be effected, if at all, will be based upon certain factors, including the prospect of being able to meet the listing requirements for a national securities exchange like NASDAQ in the near future, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the trading price of our common stock. If the Board of Directors determines to effect the Reverse Split, the Board of Directors will consider certain factors in selecting the specific exchange ratio, including the overall market conditions at the time and the recent trading history of our common stock. However, there can be no assurance that any Reverse Split that the Board of Directors may elect to effect will have the desired consequences.
Notwithstanding approval of the Reverse Split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine not to effect the Reverse Split prior to the second anniversary of the date such action is approved by the stockholders. If the Board of Directors fails to implement the Reverse Split prior to the second anniversary of the date such action is approved by the stockholders, stockholder approval again would be required prior to implementing the Reverse Split thereafter.

Certain Risk Factors Associated with the Reverse Split
There can be no assurance that the total market capitalization of our common stock (the aggregate value of all our common stock outstanding at the then trading price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share trading price of our common stock following the Reverse Split will either equal or exceed the per share trading price prior to the Reverse Split multiplied by the Reverse Split ratio.
There can be no assurance that the trading price per post-split share of the Company’s common stock will remain unchanged or increase in proportion to the reduction in the number of pre-split shares of the Company’s common stock outstanding before the Reverse Split. For example, based on the trading price of the Company’s common stock on May 31, 2016 of  $0.36 per share, if the Board of Directors decided to implement the Reverse Split and selects a Reverse Split ratio of one-for-fifteen there can be no assurance that the post-split trading price of our common stock would be $5.40 per share or greater.
Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the trading price of our common stock following the Reverse Split may not exceed or remain higher than the trading price multiplied by the Reverse Split ratio.
If the Reverse Split is effected, the resulting per-share stock price of our common stock may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.
A decline in the trading price of the Company’s common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company’s common stock could be adversely affected following such a Reverse Split.
If the Reverse Split is effected and the trading price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The trading price of the Company’s common stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.
Principal Effects of a Reverse Split
Common Stock
Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not expect the Reverse Split to affect the registration of our Common Stock under the Exchange Act. Our Common Stock is currently quoted under the symbol “CAFN” on the OTCQB. The Reverse Split will not be implemented until we receive the requisite approval from FINRA.
After the effective date of the Reverse Split, each stockholder will own fewer shares of our Common Stock. However, the Reverse Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders receiving a whole share in lieu of a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be effected by a Reverse Split other than as a result of the rounding up to issue a whole share in lieu of issuing fractional shares. Further, the number of stockholders of record will not be effected by a Reverse Split.

The Reverse Split may decrease the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of NASDAQ require that we have 300 round lot stockholders, respectively, to be listed on such Exchange. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.
The Reverse Split would not change the number of authorized shares of our Common Stock as designated by our Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase from 457,796,357 to 497,186,423 (assuming a 1:15 Reverse Split ratio) or 498,311,854 (assuming a 1:25 Reverse Split ratio), proportionately to the ratio of the Reverse Split.
These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to raise the necessary capital meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes.
These Proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our Common Stock that would become available for issuance following the Reverse Split could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current trading prices or benefit in some other manner. For example, without further stockholder approval, our Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control, and the proposal was not adopted to thwart any such efforts.
The following table depicts the prospective effects of the Reverse Split on the number of shares of our Common Stock outstanding, the number of shares of our common stock reserved for future issuance and the number of authorized but unissued and unreserved shares of our common stock that would be available for issuance after the Reverse Split. As discussed above, the number of shares of our common stock authorized for issuance under our Amended and Restated Certificate of Incorporation would remain unaffected by the Reverse Split.
	Common Stock Outstanding(1)	Shares Reserved for Issuance(2)	Shares Available for Issuance(3)
Prior to the Reverse Split	42,203,643	[_______]	[_______]
Pro-forma at 1:15 Reverse Split ratio	2,813,576	[_______]	[_______]
Pro-forma at 1:25 Reverse Split ratio	1,688,146	[_______]	[_______]

(1)
Represents the total number of shares of Common Stock that are outstanding, but without giving effect to any rounding to whole shares in lieu of fractional shares.

(2)
Represents the total number of shares of our Common Stock reserved for issuance pursuant to equity incentive plans assuming passage of Proposal 3. Does not include securities issuable upon conversion of convertible securities described below.

(3)
Represents the total number of shares of authorized Common Stock that will be neither outstanding nor reserved for issuance, but without giving effect to any rounding to whole shares in lieu of fractional shares.

Convertible Debt
As of March 31, 2016, we have loans outstanding to Trooien Capital, LLC of approximately $2.3 million (the “Trooien Loan”). The loans accrue interest at the rate of 10% per annum, mature December 12, 2016 and are convertible into shares of our common stock at a conversion price equal to $1.875 per share.
As of March 31, 2016, we have $1.0 million outstanding under a Revolving Line of Credit Note with Michael J. Hanson, a director (the “Hanson Note”). The note is payable on January 31, 2017, and is convertible into common stock at $1.20 per share.
Immediately following the Reverse Split, the Trooien Loan and Hanson Note will be subject to adjustment pursuant to which the shares of Common Stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the stockholder-approved range referred to above) and the conversion prices of  $1.875 per share and $1.20 per share, respectively, will be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the Reverse Split. Any new convertible debt instruments that are issued prior to the Reverse Split will be subject to customary adjustments regarding the number of shares and the conversion price for any conversion.
Preferred Stock
As of May 31, 2016, there were 43,530 shares of Series C Convertible Preferred Stock issued and outstanding. The Series C Preferred Stock entitles its holders to a 10% per annum dividend, payable quarterly in cash or in additional shares of Series C Preferred Stock (or a combination of both) as determined by the Company, and subject to the provisions of the Delaware General Corporation Law, and may be converted to the Company’s common stock at the option of a holder at an initial conversion price of $0.4378 per share and currently convertible at $0.329 per share. Immediately following the Reverse Split, shares of Series C Preferred Stock will be subject to adjustment pursuant to which the shares of Common Stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the stockholder-approved range referred to above) and the conversion price then in effect will be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the Reverse Split. Any new preferred stock that is issued prior to the Reverse Split will be subject to customary adjustments regarding the number of shares and the conversion price for any conversion.
Warrants
We have outstanding as of May 31, 2016 warrants for the purchase of an aggregate of up to 30,862,999 shares of our common stock. These warrants are exercisable immediately, have a weighted-average remaining life of 3.99 years and a weighted-average exercise price of  $0.67 as of May 31, 2016. Immediately following the Reverse Split, such warrants will be exercisable to purchase approximately an aggregate between 2,057,533 shares and 1,234,520 shares of our Common Stock. Any new warrants that are issued prior to the Reverse Split will be subject to customary adjustments regarding the number of shares and the exercise price for any exercise.
Options
As of May 31, 2016 we currently have outstanding options to purchase an aggregate of 4,385,832 shares of our Common Stock at an exercise prices ranging between $0.38 and $4.00 or a weighted average exercise price of  $1.07 per share, subject to adjustments. Immediately following the Reverse Split, such options will be exercisable to purchase approximately an aggregate of between 292,389 shares and 175,433 shares of our Common Stock. The number of shares reserved for issuance under our existing equity incentive plans (including the 2016 Stock Incentive Plan described in Proposal 3 below) would be reduced proportionally based on the ratio of the Reverse Split. Any new options that are issued prior to the Reverse Split will be subject to customary adjustments regarding the number of shares and the exercise price for any exercise.

Treatment of Fractional Shares
No fractional shares of our common stock will be issued as a result of any Reverse Split. Instead, stockholders who otherwise would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the applicable ratio, upon surrender to the transfer agent of the certificates representing such fractional shares, shall be entitled to receive a whole share in lieu of any such fractional shares.
Accounting Matters
The Reverse Split will not affect the par value of the Company’s common stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to the Company’s common stock on its balance sheet will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company’s common stock will be restated because there will be fewer shares of the Company’s common stock outstanding.
Potential Anti-Takeover Effect
Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split proposal is not being proposed in response to any effort of which we are aware to accumulate the Company’s shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board of Directors and stockholders a series of amendments to our Amended and Restated Certificate of Incorporation. Other than the Reverse Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.
Procedure for Effecting Reverse Split; Effective Date
If the stockholders approve the proposal to authorize the Reverse Split and the Board of Directors decides to implement the Reverse Split at any time before the second anniversary date of this meeting, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend the existing Amended and Restated Certificate of Incorporation. The Reverse Split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The text of the Certificate of Amendment is set forth in Annex B to this Consent Solicitation Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split, including the applicable ratio for the Reverse Split.
Exchange of Stock Certificates
As of the effective date of the Reverse Split, each certificate representing shares of common stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.
The Company’s transfer agent, Corporate Stock Transfer, Inc., would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into common stock would be notified of the effectiveness of the Reverse Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share.
Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.
No Appraisal Rights
Under the General Corporation Law of the state of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.
Federal Income Tax Consequences of the Reverse Split
The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i. e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
The proposed Reverse Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Split qualifies as a reorganization, then no gain or loss will be recognized by a stockholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.
No gain or loss will be recognized by the Company as a result of the Reverse Split.
Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.
Reservation of Rights
We reserve the right to abandon the Reverse Split without further action by our stockholders at any time before the filing of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse Split has been authorized by our stockholders. By consenting to the Reverse Split pursuant to this Consent Solicitation Statement, you are also expressly authorizing us to determine not to proceed with the Reverse Split if we should so decide.
Consent Required and Recommendation of Board of Directors
Amending our Amended and Restated Certificate of Incorporation requires written consents from holders of record of at least a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, on the Record Date who are entitled to submit consents.
THE BOARD OF DIRECTORS RECOMMENDS CONSENTING TO THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT WITHIN A RANGE OF BETWEEN 1:15 AND 1:25 AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

PROPOSAL 3:
APPROVAL OF 2016 STOCK INCENTIVE PLAN
Introduction
On June 2, 2016, our Board of Directors adopted the Cachet Financial Solutions Inc. 2016 Stock Incentive Plan. The Board of Directors adopted the new plan to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants and directors of the Company. As described below, incentive stock options are a type of incentive that may be granted to designated participants under the 2016 Stock Incentive Plan. To satisfy requirements of the Internal Revenue Code relating to “qualified” or incentive stock options, the Company’s stockholders must approve the 2016 Stock Incentive Plan within the 12-month period immediately following our Board of Director’s adoption of the 2016 Stock Incentive Plan (i.e., on or before June 2, 2017).
Internal Revenue Code Section 162(m) (“Code Section 162(m)”) limits the deductibility of compensation paid to certain executive officers to $1.0 million in any tax year unless, among other exemptions, the compensation qualifies as “performance-based compensation” under Code Section 162(m). In order for certain types of awards under the 2016 Stock Incentive Plan to qualify as “performance-based compensation” under Code Section 162(m), certain material terms must be disclosed to and reapproved by our shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which stockholders previously approved the material terms. For purposes of Code Section 162(m), the material terms of the performance goals for awards granted under the 2016 Stock Incentive Plan include: (i) the employees eligible to receive compensation; (ii) the description of the performance measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement during a specified period. Because the 2016 Stock Incentive Plan is a new plan, its material terms for purposes of Code Section 162(m) have never been approved. Accordingly, in addition to being asked to approve the 2016 Stock Incentive Plan, stockholders will be requested to approve the material terms of the performance goals contained in the 2016 Stock Incentive Plan, as discussed under “Eligibility,” “Individual Award Limits” and “Performance Criteria” below. Each of these aspects is discussed in this Proposal 3 and stockholder approval of this Proposal 3 constitutes approval of these aspects for purposes of the Code Section 162(m) stockholder approval requirements.
The Board of Directors believes that it is in the best interests of the Company for the stockholders to approve the 2016 Stock Incentive Plan. A summary of the 2016 Stock Incentive Plan appears below. This summary is qualified entirely by reference to the complete text of the 2016 Stock Incentive Plan, a copy of which is attached as Annex C to this Consent Solicitation Statement. If the Company’s stockholders do not approve the 2016 Stock Incentive Plan, the Company will grant options under the plan but they will not be eligible to be treated under the Internal Revenue Code as “qualified” or incentive stock options.
Existing Equity Compensation Plans
The table below sets forth certain information, as of the close of business on May 31, 2016, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by securityholders	1,139,082(1)	$1.09	399,820(2)
Equity compensation plans not approved by securityholders	3,246,750	$1.06	none

(1)
Represents 117,750 shares of common stock issuable upon exercise of outstanding stock options under the 2010 Equity Incentive Plan and 1,021,332 shares of common stock issuable upon exercise of outstanding stock options under the 2014 Stock Incentive Plan.

(2)
Represents 106,372 shares of common stock available for issuance under the 2014 Stock Incentive Plan and 293,448 shares of common stock available for issuance under the 2014 Associate Stock Purchase Plan.

On February 12, 2014, we adopted the 2014 Stock Incentive Plan. The plan is administered by the Board of Directors or an authorized committee. The plan was approved by a majority of our shareholders in August 2015. Our Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant non-qualified (non-statutory) options for up to 100,000 common shares to new employees of the Company who are not officers of the Company during each fiscal year. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options ; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. An aggregate of 9,000,000 shares of common stock are issuable under the plan. No person is eligible to receive grants of stock options and SARs under the plan that exceed, in the aggregate, 400,000 shares of common stock in any one year. The term of each stock option shall be determined by the board or committee, but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to the Company. Options under the plan may provide for the holder of the option to make payment of the exercise price by the surrender of shares equal in value to the exercise price.
On September 8, 2014, our Board of Directors adopted our 2014 Associate Stock Purchase Plan. We may issue a total of up to 500,000 shares of our common stock under the plan. The plan is designed to be a stock purchase plan qualifying under Section 423 of the Internal Revenue Code of 1986. The Board of Directors elected to cause the plan to be effective as of September 1, 2014, and was approved by our shareholders in August 2015 in order to fully comply with the requirements of Code Section 423. The 2014 Associate Stock Purchase Plan permits eligible employees to purchase shares of our common stock at the end of pre-established offering periods at a maximum 15% discount from the common stock’s fair market value on the date of purchase or the offering date, whichever is lower. Purchases will be funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods). Eligible employees include any person employed by the Company or a subsidiary, including an officer, and whose customary employment is at least 20 hours per week. The plan is administered by our full Board of Directors or committee of the Board of Directors designated for such purpose.
Description of the 2016 Stock Incentive Plan
General.   The purpose of the 2016 Stock Incentive Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of our common stock or other incentive awards on terms determined under the 2016 Stock Incentive Plan. The 2016 Stock Incentive Plan is administered by the Board of Directors or by a compensation committee of the Board of Directors. If administered by a committee of the Board of Directors, the committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors.
The Board of Directors or the Compensation Committee may grant incentives to officers, employees, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock (e) restricted stock units; and (f) performance shares.
Eligibility.   Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries are eligible to receive awards under the 2016 Stock Incentive Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate.
Shares Subject to 2016 Stock Incentive Plan.   Subject to adjustment, we may issue up to 9,000,000 shares (with such share amount subject to adjustment for the proposed Reverse Split) of our common stock under the 2016 Stock Incentive Plan. If an incentive granted under the 2016 Stock Incentive Plan expires or is terminated or canceled unexercised as to any shares of our common stock, such shares may again be issued under the 2016 Stock Incentive Plan. If shares of our common stock are issued pursuant to a stock award, as restricted stock, or as performance shares and thereafter are forfeited or reacquired by us pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the 2016 Stock Incentive Plan.
Individual Award Limits.   Subject to certain anti-dilution and other adjustments, no employee may be granted in any calendar year awards covering more than 400,000 shares (with such share amount subject to adjustment for the proposed Reverse Split). In addition, under the 2016 Stock Incentive Plan, the maximum number of shares of Common Stock that may be granted to a participant as performance awards intended to qualify as “performance based compensation” under Code Section 162(m) cannot exceed 400,000 in any calendar year and the maximum amount that may be paid as “performance based compensation” under Code Section 162(m) to any one person during any period of three calendar years cannot exceed $3,000,000. In addition, the aggregate grant date fair value (computed as of the grant date in accordance with applicable financial accounting rules) of all incentives made to any single independent director during any single fiscal year shall not exceed $150,000.
Description of Incentives
Stock Options.   The Board of Directors may grant non-qualified and incentive stock options to eligible participants to purchase shares of Company common stock. The 2016 Stock Incentive Plan confers discretion on our Board of Directors, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable, and the number and purchase price of the shares subject to the option. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-qualified options may not be less than 100% of the fair market value of the stock on the date of grant, with limited exceptions for awards that satisfy the requirements for deferred compensation under Section 409A of the Internal Revenue Code.
The maximum term of options under the 2016 Stock Incentive Plan is ten years, except that in certain cases the maximum term is five years. Subject to the discretion of our Board of Directors, options under the 2016 Stock Incentive Plan generally terminate pursuant to provisions contained in each option holder’s written agreement with the Company. Nevertheless, no option may remain exercisable or continue to vest beyond its expiration date, and any incentive stock option that remains unexercised more than three months following termination of employment (other than for death or disability), will be deemed a non-qualified stock option.
Stock Appreciation Rights.   A SAR is a right to receive, without payment to the Company, a number of shares of common stock, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares of common stock under the stock option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Board of Directors at the time of grant. The Board of Directors has discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In no event will a SAR confer a right to receive an amount greater than the excess of the fair market value of the underlying shares of common stock on the date the SAR is exercised over the amount specified on the date of grant of the SAR (or the related stock option), with respect to a number of shares fixed on or before the date of grant of the right.
Restricted Stock and Stock Awards.   The Board of Directors may grant shares of restricted stock that are subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the Board of Directors. Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse (i.e., the restricted stock will be forfeited). During the restriction period, unless the Board of Directors determines otherwise, a participant who holds restricted stock will be entitled to vote the shares and to receive cash dividends, if any are declared. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services rendered. The number of shares transferred pursuant to any stock award is determined by the Board of Directors.
Restricted Stock Units.   Restricted Stock Units (“RSUs”) are rights to receive shares of the Company’s common stock (or cash, at the Committee’s discretion) at some future date upon satisfaction of certain service-based or performance-based requirements. RSUs represent an unfunded, unsecured obligation of the Company. Holders of RSUs have no voting rights with respect to the underlying shares of common stock unless and until the shares are paid. An RSU award agreement may allow for dividend equivalents to be credited and paid either at the time dividends are paid or at the same time as the RSUs are paid.
Performance Awards.   Performance awards may be granted under the 2016 Stock Incentive Plan. The Board of Directors determines the terms and conditions, not inconsistent with the 2016 Stock Incentive Plan, of any performance awards. The Board of Directors has discretion to determine the terms of any award of performance awards, including the maximum amount payable (subject to the plan’s stated limits), the performance period, performance criteria (which may be based on any of the financial and/or operational performance discussed herein under “Performance Criteria” and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the plan. The Board of Directors may specify that all or a portion of an award of performance shares or performance units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code using “qualifying performance criteria” described below. Performance units that at the time of issuance are designated to be settled only in cash and not in stock do not reduce the number of shares available for issuance under the plan. Even if performance goals are satisfied, the committee may reduce the number of shares issued under or the amount paid under an award on the basis of such further considerations as the committee in its sole discretion determines.
Performance Criteria.   The performance goals and measures may be described in terms of objectives that are related to the individual participant (including salary range, tenure in the current position and performance during the prior year) or objectives that are company-wide or related to a subsidiary, division, department, region, function, policy initiative or business unit of the Company, and may consist of one or more or any combination of the following criteria: stock price, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, capitalization, earnings per share, growth in stock price, growth in market value, return to shareholders (including or excluding dividends), return on equity, earnings, economic value added, revenues, net income, operating income, return on assets, return on capital, adjusted return on invested capital, return on sales, market share, cash flow measures or cost reduction goals, sales volume, net earnings, total shareholder return, gross margin, brand recognition/acceptance, customer satisfaction, or achieving goals, objectives, and policy initiatives.

Other Key Terms of the 2016 Stock Incentive Plan
Transferability.   Incentives granted under the 2016 Stock Incentive Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2016 Stock Incentive Plan or the incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Nevertheless, non-qualified stock options may be transferred by the holder to his or her spouse, children, grandchildren or parents (collectively, the “family members”), to trusts for the benefit of such family members, to partnerships or limited liability companies in which such family members are the only partners or stockholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code.
Certain Corporate Events.   Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event (collectively referred to herein as a “transaction”), the Board of Directors will be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:
•
terminating the plan and all incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any); (ii) granting the holders of SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; (iii) treating holders of any incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the Board of Directors; and (iv) outstanding performance awards granted under the plan shall immediately vest and shall become immediately payable in accordance with their terms as if 100% of the performance goals have been achieved;

•
providing that participants holding outstanding vested common stock-based incentives shall receive, with respect to each share of common stock issuable pursuant to such incentives as of the effective date of any such transaction, at the determination of the Board of Directors, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction;

•
providing that the plan (or a replacement plan) shall continue with respect to incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such incentives the right to earn their respective incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction;

•
providing for cash payments to some or all of the participants holding outstanding incentives in cancellation of those incentives, the amount of which payments shall be determined by the committee in its sole discretion; and

•
providing that all unvested, unearned or restricted incentives shall be void and deemed terminated, or in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any incentive.

In addition, the Board of Directors may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.
Deductibility of Awards.   Code Section 162(m) places a $1,000,000 annual limit on the compensation deductible by us or a majority-owned subsidiary paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options, SARs and certain other “performance-based compensation” awards under the 2016 Stock Incentive Plan to the executives subject to Code Section 162(m) will qualify for the performance-based compensation exception to the deductibility limit. However, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.
Duration, Amendment and Termination.   The Board of Directors may amend or discontinue the 2016 Stock Incentive Plan at any time. Nevertheless, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof. Certain plan amendments will require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2016 Stock Incentive Plan.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences of awards made under the 2016 Stock Incentive Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rules of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the 2016 Stock Incentive Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted to them under the 2016 Stock Incentive Plan.
Incentive Stock Options.   A recipient who is granted an incentive stock option will not have any ordinary taxable income either on the grant or exercise of the incentive stock option. However, certain recipients exercising an incentive stock option may be subject to an alternative minimum tax at the time of exercise. If the recipient disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares (the required statutory “holding period”), and if the recipient has been an employee of the Company or an affiliate throughout the period beginning with the date of grant and ending three months prior to the date of exercise, (i) the recipient will recognize long-term capital gain or loss, as the case may be, in an amount equal to the difference between the selling price and the exercise price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued.
If the holding period requirements are not met, a “disqualifying disposition” is deemed to have taken place and any gain realized upon disposition will be taxed as ordinary income equal to the lesser of  (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the gain on the sale. Subject to Code Section 162(m), the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain, depending upon the length of the period the recipient has held the shares.
Except as described in the next paragraph below, a recipient has no income, gain or loss on the exercise of an incentive stock option through the exchange of previously acquired shares of the Company. The recipient’s basis in the number of newly acquired shares that equals the number of shares exchanged will be equal to such recipient’s basis in the shares exchanged, and the recipient’s holding period with respect to that number of newly acquired shares will include the holding period for the shares exchanged. The number of newly acquired shares in excess of the number of old shares exchanged will have zero basis and their holding period will begin on the date of exercise.
If the previously acquired shares are incentive stock option shares that were not held for the required statutory holding period, the exchange constitutes a disqualifying disposition of such previously acquired shares. In such case, the recipient’s basis in the number of newly acquired shares that equals the number of shares exchanged will be equal to such recipient’s basis in the shares exchanged, increased by the amount included as ordinary income as a result of the disqualifying disposition. The disqualifying disposition is treated as a sale of the shares with the lowest basis first.
Nonqualified Stock Options.   Stock options granted under the 2016 Stock Incentive Plan that are not incentive stock options are nonqualified stock options and the recipient of a nonqualified stock option under the 2016 Stock Incentive Plan will not have any income on the grant of the option. Generally, on the exercise of a nonqualified stock option, the recipient will have ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares. Subject to Code Section 162(m), the Company generally will be entitled to a deduction on the date of exercise in an amount equal to the recipient’s ordinary income. Upon disposition of the shares purchased pursuant to a nonqualified stock option, the recipient will recognize long-term or short-term capital gain or loss, depending upon the length of the period such recipient has held the shares, in an amount equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the recipient as ordinary income.
Where a nonqualified stock option is exercised with previously acquired shares of the Company, the recipient’s basis in the number of newly acquired shares that equals the number of shares exchanged will be equal to such recipient’s basis in the shares exchanged, and the recipient’s holding period with respect to that number of newly acquired shares will include the holding period for the shares exchanged. The number of newly acquired shares in excess of the number of old shares exchanged will have zero basis and their holding period will begin on the date of exercise.
Stock Appreciation Rights.   A recipient who is granted stock appreciation rights will not have any taxable income on the receipt of the stock appreciation rights. Upon the exercise of a stock appreciation right, (i) the recipient will have ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the stock appreciation right to the date of exercise); and (ii) subject to Code Section 162(m), the Company will be entitled to a deduction on the date of exercise in an amount equal to the recipient’s ordinary income.
Restricted Stock.   A recipient will not be taxed at the date of an award of restricted stock, but will have ordinary income in an amount equal to the fair market value of any restricted stock as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted stock to the recipient, elects under Section 83(b) of the Internal Revenue Code to include in ordinary income the fair market value of the restricted stock as of the date of such transfer (“83(b) Election”). Subject to Code Section 162(m), the Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of the award of the restricted stock, if the employee elects to be taxed on the fair market value upon the date of such award). However, if the restricted stock was forfeited under the terms of the Plan, no loss would be allowed. Further, the employee would not be entitled to any refund of tax previously paid as a result of the Section 83(b) Election. Dividends received by a recipient during the restricted period will be taxable as compensation to the recipient and, subject to Code Section 162(m), will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted stock upon the date of the award, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.
Restricted Stock Units.   A recipient will not have taxable income under the Internal Revenue Code at the time a restricted stock unit award is granted. When the restricted stock unit award vests and the recipient is paid the stock (plus any cash dividends or dividend equivalents), the recipient will recognize ordinary compensation income in an amount equal to the cash received plus the fair market value of any stock received. Subject to Code Section 162(m), the Company will be entitled to a corresponding deduction equal to the amount of ordinary compensation income recognized by the recipient and for the year in which the recipient recognizes such income.
Performance Shares.   A recipient of performance shares will not have any income resulting from the grant of the right to receive such shares. The recipient will have ordinary income at the time of receipt of common stock with respect to the performance shares in an amount equal to the excess, if any, of the fair market value of the shares on the date received over any amount paid by the recipient for the shares. Subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a deduction on the date of receipt of the performance share units by the recipient in an amount equal to the recipient’s ordinary income. Upon disposition of any stock received, the recipient will recognize long-term or short-term gain or loss, depending upon the length of the period such recipient has held the shares, in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.
New Plan Benefits
A new plan benefits table for the 2016 Stock Incentive Plan is not provided because all awards made under the 2016 Stock Incentive Plan have been or will be made at the Board of Director’s discretion, and such discretionary grants are not determinable at this time. Awards that have been made under the 2016 Stock Incentive Plan are not contingent upon stockholder approval.
Consent Required and Recommendation of Board of Directors
Approval of the 2016 Stock Incentive Plan requires written consents from holders of record of at least a majority of the outstanding shares of our Common Stock and Series C Convertible Preferred Stock (on an as-converted basis), voting together as one class, on the Record Date who are entitled to submit consents. If the Company’s stockholders do not approve the 2016 Stock Incentive Plan, the Company will grant options or other awards under the 2016 Stock Incentive Plan but the options will not be eligible to be treated under the Internal Revenue Code as “qualified” or incentive stock options.
THE BOARD OF DIRECTORS RECOMMENDS CONSENTING TO THE PROPOSAL TO APPROVE THE 2016 STOCK INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons considered to be beneficial owners of more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company or publicly filed by its officers and directors and others, the Company believes that all such filings were filed on a timely basis for fiscal year 2015.
EXECUTIVE COMPENSATION
Summary Compensation Table
Our employment arrangements with our named executives are described under “Executive Compensation — Employment and Change-In-Control Agreements.” In addition, during 2015, our Board of Directors approved the extension of certain options for our executive officers as set forth under “Executive Compensation — Outstanding Equity Awards at Year End.”
The following table sets forth the cash and non-cash compensation awarded to or earned by our principal executive officer and our three executive officers serving at the end of the last completed fiscal year. For purposes of this proxy, these individuals are collectively the “named executives” of the Company.
Name/Title	Year	Salary $	Bonus $	Option Awards $(1)	Other Annual Compensation $	Total
Jeffrey C. Mack Chairman of the Board of Directors and Chief Executive Officer	2015	290,000	20,000	125,376(2)	17,836(3)	$453,212
	2014	262,917	—	75,634(4)	13,200(5)	$351,751
	2013	240,000	8,000	163,547(6)	13,100(5)	$424,647
Bruce Whitmore Chief Information Officer and Executive Vice President	2015	196,108	—	46,803(7)	—	$242,911
	2014	—	—	—	—	—
	2013	—	—	—	—	—
Lawrence C. Blaney Executive Vice President of Sales & Marketing	2015	220,000	—	35,589(8)	7,800(5)	$263,389
	2014	188,750	—	28,146(9)	7,800(5)	$224,696
	2013	175,000	—	62,929(10)	7,800(5)	$245,729
Darin P. McAreavey(11) Former Chief Financial Officer and Executive Vice President	2015	230,000	—	39,180(12)	5,250(5)	$274,430
	2014	163,449	—	124,954(13)	—	$288,403
	2013	—	—	—	—	—

(1)
The amounts in this column represent the aggregate grant date fair value with respect to stock options granted in the years indicated, including the incremental grant date fair value of any stock options repriced during the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718). The assumptions used to determine the fair values are described in Note 13 of the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(2)
Includes the aggregate grant date fair value of  $125,376 with respect to stock options granted to Mr. Mack.

(3)
Amount represents car allowance $6,600, Vehicle lease $8,563 and life insurance $2,673.

(4)
Includes the aggregate grant date fair value of  $60,403 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of  $15,232 with respect to stock options that were repriced.

(5)
Amount represents car allowance.

(6)
Includes the aggregate grant date fair value of  $101,806 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of  $61,741 with respect to stock options that were repriced.

(7)
Includes the aggregate grant date fair value of  $46,803 with respect to stock options granted to Mr. Whitmore.

(8)
Includes the aggregate grant date fair value of  $35,589 with respect to stock options granted to Mr. Blaney.

(9)
Includes the aggregate grant date fair value of  $23,475 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of  $4,671 with respect to stock options that were repriced.

(10)
Includes the aggregate grant date fair value of  $52,034 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of  $10,895 with respect to stock options that were repriced.

(11)
Mr. McAreavey became our Executive Vice President and Chief Financial Officer effective April 3, 2014. He resigned his positions as Chief Financial Officer and Executive Vice President effective as of February 7, 2016.

(12)
Includes the aggregate grant date fair value of  $39,080 with respect to stock options granted to Mr. McAreavey.

(13)
Includes the aggregate grant date fair value of  $111,025 with respect to stock options granted to Mr. McAreavey, and the incremental grant date fair value of  $13,929 with respect to stock options that were repriced.

Outstanding Equity Awards At Year End
At December 31, 2015, we had outstanding equity awards as follows:
Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)	Equity Incentive Plan Awards: number of securities underlying unexercised and unearned options	Option exercise price	Option expiration date
Jeffrey C. Mack	75,000			$1.50	5/16/2020
	31,250			$4.00	2/10/2020
	112,500			$1.50	2/20/2018
	572,500			$1.50	12/15/2019
	160,000	320,000(1)		$0.83	9/24/2020
Bruce Whitmore(2)	58,328	116,672(3)		$1.50	1/5/2020
	25,000	50,000(4)		$0.83	9/24/2020
Lawrence C. Blaney	8,750			$4.00	11/10/2020
	18,750			$4.00	1/6/2020
	57,500			$1.50	2/20/2018
	222,500			$1.50	12/15/2019
	45,412	90,838(5)		$0.83	9/24/2020
Darin P. McAreavey(6)	73,332	36,668(6)		$1.50	4/3/2019
	170,000			$1.50	12/15/2019
	50,000	100,000(6)		$0.83	9/24/2020

(1)
Options vest to the extent of 160,000 shares on September 24, 2016 and the remaining 160,000 shares on September 24, 2017.

(2)
Mr. Whitmore became our Executive Vice President and Chief Information Officer effective January 5, 2015.

(3)
Options vest to the extent of 58,336 shares on January 5, 2016 and the remaining 58,336 shares on January 5, 2017.

(4)
Options vest to the extent of 25,000 shares on September 24, 2016 and the remaining 25,000 shares on September 24, 2017.

(5)
Options vest to the extent of 45,419 shares on September 24, 2016 and the remaining 45,419 shares on September 24, 2017.

(6)
Mr. McAreavey resigned his position as Chief Financial Officer and Executive Vice President effective as of February 7, 2016. His unvested options were forfeited upon termination. His vested options expired unexercised on May 7, 2016.

In September 24, 2015, the Board of Directors approved the extension of the expiration date of certain stock options granted in 2010 and 2011 to the year 2020:
Executives:	Number of Options Extended	Option exercise price	Original Grant Date	Original Expiration Date	Amended Expiration Date
Jeffrey C. Mack	31,250	$4.00	2/10/2011	2/10/2016	2/10/2020
	75,000	$1.50	5/16/2011	5/16/2016	5/16/2020
Lawrence C. Blaney	8,750	$4.00	11/10/2010	11/10/2015	11/10/2020
	18,750	$4.00	1/6/2011	1/6/2016	1/6/2020
Employment and Change-In-Control Agreements
Executive Employment Agreements
We employ Jeffrey C. Mack, our President and Chief Executive Officer, at an annual base salary of $305,000 effective January 1, 2016 and will increase to $335,000 effective June 1, 2016. We employ Bruce Whitmore, our Executive Vice President and Chief Information Officer, Lawrence C. Blaney, our Executive Vice President of Sales and Bryan D. Meier, our Executive Vice President and Chief Financial Officer at annual base salaries of  $220,000, $220,000 and $230,000 each, respectively, effective January 1, 2016 or for Bryan C. Meier, the effective hire date of March 1, 2016.
We have employment agreements with all of the above-named executives except Mr. Meier. Each employment agreement was entered into on April 1, 2014 (except for Mr. Whitmore’s employment agreement which was entered into on January 5, 2015) and has a one-year term that renews automatically unless either party provides the other with at least 60 days prior written notice. At the discretion of the Board of Directors, the base salary of each executive may be increased, but not decreased. Each employment agreement provides the executive with the right to participate in our benefit plans, policies and programs as those plans, policies and programs are made available to our similarly situated executives. In addition, each employment agreement provides the executive with 22 business days of vacation/paid time off per year.
The employment agreements will terminate upon the death or disability, as defined in the agreement, of the executive. In addition, we can terminate the employment agreement with an executive for cause, as defined in the agreement, and the executive can terminate the employment agreement for good reason, as defined in the agreement.
The employment agreements obligate us to pay severance to the executives in the event that we terminate their agreement without cause or if an executive terminates their agreement with good reason. We will also be obligated to make severance payments if each of the following conditions are met: (i) there is a change in control of our Company, as defined in the agreement, (ii) the executive is employed on a full-time basis at the time of the change in control, and (iii) the executive’s employment is terminated (including the executive’s own termination of employment with good reason) other than as a result of death, disability or cause. The severance payment will be equal to 24 months of base salary at the time of termination, in the case of Mr. Mack, and equal to 12 months of base salary at the time of termination, in the case of all other executives. In addition, if the event giving rise to the severance payment is a change in control or a termination without cause other than one occurring in connection with a change in control, then the executive will be entitled to receive a “severance bonus” in an amount equal to twice the bonus earned by that executive for the prior fiscal year. No such severance bonus is permitted to exceed twice the maximum bonus target for that executive for the prior fiscal year. As a condition to receiving any severance payments or severance bonus, an executive must execute and deliver a full separation agreement and release in form acceptable to Cachet. All severance payments will be made in monthly installments, beginning on the date that is 30 days after the event resulting in the obligation to make severance payments, over the life of non-competition period specified in the executive’s employment agreement. The employment agreements require that severance bonus payments be made in a lump sum within 30 days after the event resulting in the obligation to make severance payments.
The employment agreements contain customary inventions-assignment provisions, non-competition provisions that survive for a one-year period after the termination of employment, and non-solicitation provisions applicable to the customers and vendors of the business, and the employees of the business, that survive for a one-year period after the termination of employment. In the case of Mr. Mack, however, the non-solicitation provisions contained in his employment agreement survive for a period of two years after the termination of employment. All of the employment agreements contain mandatory and binding arbitration provisions for the resolution of disputes arising under the agreements.
New Chief Financial Officer
On February 19, 2016, we appointed Bryan D. Meier to serve as our Chief Financial Officer and Executive Vice President. Mr. Meier’s employment with us commenced according to the terms of an employment offer letter effective on March 1, 2016. Mr. Meier receives an annualized base salary of $230,000, in accordance with our standard payroll practices, and is eligible for performance-based cash bonuses at the discretion of our Board of Directors and its compensation committee. In addition, Mr. Meier was been offered our standard employee benefits for health, dental, life and disability insurance. We granted to Mr. Meier a stock option for the purchase of up to 250,000 shares at a price of  $0.385 per share under our current stock incentive plan. A total of 83,333 shares purchasable under the option vested immediately on March 4, 2016, with 83,333 shares will vest on March 4, 2017 and the remaining 83,334 shares will vest on March 4, 2018, so long as Mr. Meier remains our employee.
COMPENSATION OF DIRECTORS
We have not in the past paid cash compensation to our directors for their service on the Board of Directors. Currently, we have no current plans to pay cash compensation to members of our Board of Directors for their services on our Board of Directors. As we seek to expand the Board of Directors of the Company and add independent directors, we do, however, expect to change this policy. In the past, we have issued stock options for the purchase of the equivalent of 30,000 shares of common stock to our non-employee directors. Accordingly, we may issue stock options to other non-employee directors in the future, on terms to be determined by our Board of Directors.
Compensation of our directors during 2015 appears in the following table.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Jeffrey C. Mack(1)	$—	$—	$—
James L. Davis	$—	$—	$—
Michael J. Hanson	$—	$—	$—
Rod Jardine	$—	$21,960(2)	$21,960
Terril H. Peterson(3)	$—	$6,876(3)	$6,876

(1)
For information relative to Mr. Mack, please refer to the “Outstanding Equity Awards at Fiscal Year End 2015” table above.

(2)
On February 12, 2015, Cachet issued options to Mr. Jardine for the purchase of 120,000 shares at a purchase price of  $1.00 per share. Of these options, 40,000 vested immediately and the remaining 80,000 vest equally on February 12, 2016 and February 12, 2017, such options expire five years from the date of grant.

(3)
On January 21, 2015, Mr. Peterson resigned from our Board of Directors. Cachet issued options to Mr. Peterson for the purchase of 40,000 shares at a purchase price of  $1.15 per share. These options vested immediately and expire one year and three months from the date of grant. On April 21, 2016, these options expired unexercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of the close of business on May 24, 2016, we had outstanding 42,203,643 shares of common stock. Each share of common stock is currently entitled to one vote on all matters put to a vote of our shareholders. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of May 24, 2016, by:
•
each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

•
each of our current directors;

•
each of our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

•
all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership before this offering is based on 42,203,643shares of common stock outstanding as of May 24, 2016.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person.
Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is c/o Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Number of Shares Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned(1)
Jeffrey C. Mack	1,145,097(2)	2.6%
Bruce Whitmore	199,657(3)	*%
Lawrence C. Blaney	597,718(4)	1.4%
Bryan D. Meier	83,333(5)	*%
Darin P. McAreavey	—(6)	*%
Michael J. Hanson	11,368,898(7)	22.6%
James L. Davis	13,917,495(8)	26.5%
Rod Jardine	181,948(9)	*%
Trooien Capital, LLC	3,978,492(10)	8.9%
Scarsdale Equities LLC	6,251,746(11)	14.8%
Tiburon Opportunity Fund LP	6,201,072(12)	13.9%
Jon D & Linda W Gruber Trust	8,716,270(13)	19.0%
Kitano Capital, LLC	13,808,419(14)	29.2%
Michaelson Capital Special Finance Fund LP	3,110,020(15)	6.9%
All current executive officers and directors as a group	27,494,146(16)	44.0%

*
less than one percent

(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)
Includes 1,067,897 common shares purchasable upon the exercise of outstanding options.

(3)
Includes 191,657 common shares purchasable upon the exercise of outstanding options.

(4)
Includes 352,912 common shares purchasable upon the exercise of outstanding options, 71,525 common shares purchasable upon exercise of outstanding warrants and 98,982 common shares issuable upon conversion of preferred stock.

(5)
Includes 83,333 common shares purchasable upon the exercise of outstanding options.

(6)
Mr. McAreavey resigned his position as Chief Financial Officer and Executive Vice President effective as of February 7, 2016. His vested options expired unexercised on May 7, 2016.

(7)
Includes 40,000 common shares purchasable upon the exercise of outstanding options and 5,156,274 common shares purchasable upon exercise of outstanding warrants and 2,736,305 common shares issuable upon conversion of preferred stock.

(8)
Includes 40,000 common shares purchasable upon the exercise of options, 6,602,906 common shares purchasable upon exercise of outstanding warrants, 3,662,383 common shares issuable upon conversion of preferred stock, 125,975 common shares owned by Mr. Davis’ self-directed retirement account plan, as well as 27,060 common shares held by Mr. Davis’ wife (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims.

(9)
Includes 80,000 common shares purchasable upon the exercise of outstanding options.

(10)
Includes 1,752,958 common shares purchasable upon exercise of outstanding warrants and 989,833 common shares issuable upon conversion of preferred stock.

(11)
As set forth in the Schedule 13G filed on September 16, 2015 by Scarsdale Equities LLC, Wade Black, COO, a broker-dealer and investment adviser. The address of this shareholder is 10 Rockefeller Plaza, Suite 720, New York, NY 10020.

(12)
As set forth in the Schedule 13D/A filed on April 8, 2016 by Tiburon Opportunity Fund, L.P., Bortel Investment Management LLC, Peter Bortel, a broker-dealer and investment adviser. The address of this shareholder is 13313 Point Richmond Beach Road NW, Gig Harbor, WA 98332. The ownership percentage set forth herein does not give effect to certain provisions of  (i) warrants to purchase 841,331 shares of common stock and (ii) our convertible preferred stock (2,500 shares of which are owned by the named person), that limit the exercise of the warrants and conversion of the stock if the holder would beneficially own more than 4.99% (and in certain circumstances more than 9.99%) following such exercise or conversion.

(13)
Includes 2,072,621 common shares purchasable upon exercise of outstanding warrants and 1,649,721 common shares issuable upon conversion of preferred stock. The address of this shareholder is 234 Van Ness, Ste 5, San Francisco, CA 94133.

(14)
Kitano Capital LLC is an investment management company. Investments under its management include 3,469,097 common shares purchasable upon exercise of outstanding warrants and 1,649,721 common shares issuable upon conversion of preferred stock. The address of this shareholder is 2711 North Haskell, Suite 1650, Dallas TX 75204.

(15)
Includes 2,638,653 common shares purchasable upon exercise of outstanding warrants. The address of this shareholder is 509 Madison Avenue, Suite 2210, New York, NY 10022-5501.

(16)
Includes Messrs. Mack, Whitmore, Blaney, Meier, McAreavey, Hanson, Davis and Jardine. Also includes securities held by Mr. Davis’ wife, as described in note (8) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Party Transactions
From April through December 2013, we borrowed an aggregate of  $2,550,000 from two directors in exchange for promissory notes that accrued interest at the per annum rate of 10% and maturities that ranged from three to seven months. An aggregate of  $875,000 was loaned to us by our director Michael Hanson, and an aggregate of  $1,675,000 was loaned to us by our director James L. Davis.
In January through March 31, 2014, we borrowed $425,000 from Mr. Hanson, $375,000 from Mr. Davis, and $15,000 from director Terril H. Peterson, in exchange for promissory notes. These notes were due in 2015 and accrued interest at rates of 8% or 10% per annum.
In January 2014, we issued warrants to purchase common stock equal to 25% of the principal amounts in connection with certain short-term promissory notes. In these transactions, warrants for the purchase of up to 718,750 shares of our common stock were issued two directors, Michael J. Hanson and James L. Davis.
In March 2014, we borrowed $1,500,000 from Michael J. Hanson to fund our acquisition of Select Mobile Money from DeviceFidelity. The note had an interest rate equal to 24%, payable monthly commencing April 2014. Since we failed to pay the accrued interest on the note due April 2014, the interest rate increased to 48% in April 2014 and continued to accrue at this rate until the note and all accrued interest was repaid in full in July 2014. The principal and any unpaid accrued interest became due on May 15, 2014. In addition, we agreed to issue common stock as consideration for the note equal to 12.5% of the principal amount or $187,500, which equaled 78,125 shares using the required share price of  $2.40. Because we failed to pay the accrued interest due April 2014, we owed additional common stock equal to 3.125% of the outstanding principal amount or $46,875, which equaled 19,531 shares on each successive 5th business day for as long as any portion of the principal amount of the loan was outstanding. We issued a total of 382,809 shares of common stock in connection with this note and repaid the note in full for a total of  $1,731,781 of principal and accrued interest in July 2014.

In April 2014, we borrowed $500,000 for working capital purposes from Messrs. Hanson and Davis and issued them promissory notes bearing interest at the per annum rate of 10%. Repayment of these borrowings was due upon the earlier of the availability of sufficient funds as determined by the applicable noteholder or February 2015. In July 2014, a total of  $150,000 was repaid to Mr. Hanson and the balance or $350,000 was converted into common stock.
In May 2014, we entered into a $1.5 million line-of-credit agreement with our director Michael J. Hanson. The borrowing terms include a stated interest rate of 10% per annum on the principal amount outstanding, and payment of both the principal and unpaid accrued interest upon the earlier of September 30, 2014 or completion of a public offering of securities. There are no financial covenants with the line-of-credit. Through the second quarter of 2014, we had drawn down the entire $1,500,000 under this facility. At the option of the director, all the principal and unpaid accrued interest under the line-of-credit could have been converted upon the completion of an IPO of our common stock at a 20% discount to the price at which the shares are of our stock were sold in the offering. The director did exercise this conversion right for $500,000 in connection with our July 2014 IPO (see June 24, 2014 Letter Agreement below). The remaining $1,000,000 is owed the earlier of us completing a $10 million financing or July 31, 2015.
On June 18, 2014, we entered into a Conversion Agreement with Trooien Capital, Michael J. Hanson and James L. Davis. Under this agreement, those debtholders agreed to convert, upon the consummation of our IPO, a principal amount of debt and related interest owed by us aggregating to $2,135,193 as of June 24, 2014 (which amount was not previously convertible automatically upon the consummation of this offering). The Conversion Agreement provides for the conversion of this debt upon terms substantially equivalent to those provided to our most recent debt investors, specifically 80% of the per-share price at which our common stock is sold in the IPO. Of the $2,135,193 debt and interest to be so automatically converted under the Conversion Agreement, $1,097,905 owed to Messrs. Hanson and Davis as of June 24, 2014 was not previously convertible by its terms, and the remaining $1,037,288 was previously convertible by Trooien Capital, but at its sole option.
Under the Conversion Agreement, we also amended the conversion terms contained within convertible promissory notes, the principal and accrued interest of which aggregates to $1,533,685 as of June 24, 2014, earlier issued to Messrs. Hanson and Davis so as to match the conversion terms described above. On December 16, 2014, the Company entered into an amendment to the Conversion Agreement. The amendment clarifies the number of warrants to be received by Messrs. Hanson and Davis as part of converting debt as outlined in the Conversion Agreement upon the successful completion of the Company’s IPO. Specifically, (i) Mr. Hanson received warrants to purchase 438,161 shares of common stock and (ii) Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the Conversion Agreement. The amendment also reflects that the warrants have an exercise price of  $2.00 per share and a five-year term.
On June 24, 2014, we entered into a letter agreement with Mr. James L. Davis and Michael J. Hanson pursuant to which Mr. Davis agreed to convert $929,052 in principal amount of debt and related interest owed to him, and Mr. Hanson agreed to convert $500,000 in principal amount of debt owed to him, upon the consummation of the IPO. In the case of Mr. Davis, the debt and interest he agreed to convert pursuant to the letter agreement was not previously convertible by its terms. In the case of Mr. Hanson, the $500,000 in principal amount was previously convertible by its terms (in connection with a Revolving Line of Credit Note we entered into with him on May 7, 2014), but at his sole option. Conversions were to be effected on the same terms as those provided in the Conversion Agreement dated June 18, 2014 (see paragraph above). The letter agreement also memorialized our agreement with Mr. Hanson to extend the maturity date under that Revolving Line of Credit Note until such time as we conclude a subsequent financing (excluding this offering) in which we raise gross proceeds aggregating to at least $10 million or July 31, 2015, whichever is earlier.
On July 14, 2014, we completed our IPO resulting in $3,375,000 of principal and $204,134 of accrued interest of short-term notes payable with a stated interest rate of 10% converting into 2,982,611 shares of the Company’s common stock. In addition, Messrs. Davis and Hanson received five-year warrants to purchase a total of 2,250,000 shares of the Company’s common stock at an exercise price of 125% of the

IPO price or $1.88 per share. Lastly, as part of the letter agreement entered into on June 24, 2014, Mr. Hanson agreed to convert $500,000 of principal related to the $1.5 million line-of-credit outstanding into 416,667 shares of common stock and also received five-year warrants to purchase a total of 333,333 shares of our common stock at an exercise price of 125% of the IPO price or $1.88 per share. We repaid $525,000 in principal and $5,815 of accrued interest of short-term borrowings with a stated rate of 10% to Mr. Hanson, which included $150,000 of principal related to the April 2014 promissory note discussed above.
On July 30, 2014, the Company entered into a financing commitment letter with Messrs. Hanson and Davis to lend the Company up to $2.5 million, bearing interest at 10%, and due January 31, 2015. The terms provided if any portion of the notes issuable under the commitment letter were outstanding beyond January 31, 2015, the default interest rate would be adjusted to 18%.
In December 2014, our Board of Directors amended the Conversion Agreement dated June 17, 2014, to clarify the number of shares issuable under warrants to be received by Messrs. Hanson and Davis as part of converting debt as outlined in the Conversion Agreement upon the successful completion of the Company’s IPO. Specifically, (i) Mr. Hanson received warrants to purchase 438,161 shares of common stock and (ii) Mr. Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Messrs. Hanson and Davis under the Conversion Agreement. The amendment also reflects that the warrants have an exercise price of  $2.00 per share and a five-year term.
In February 2015, the Company amended the terms of the commitment letter to extend the outstanding principal balance owed as of this date of  $450,000 to January 31, 2016 at a rate of 10% per annum. As part of the amendment, the directors did not renew the remaining amount available under the original terms of the financing commitment letter.
In February 2015, the Company entered into an agreement with a director, James L. Davis which guarantees financial responsibility for the obligations under the terms of a lease arrangement which he entered into on behalf of the Company. In addition, the Company entered into an agreement with Mr. Davis which provides for the same lease terms as he entered into on behalf of the Company. The three-year lease agreement provides financing for up to $500,000 of computer equipment the Company procured for its data centers to accommodate the overall increase in transactions and ensure it is able to meet customer uptime requirements. As consideration to the director for entering into the lease, the Company issued the director a five-year warrant to purchase up to 407,614 shares of common stock at $1.15 per share. The warrant was 100% vested and exercisable upon issuance.
On February 3, 2015, Mr. Hanson entered into a Securities Purchase Agreement with the Company pursuant to which he purchased 217,391 shares of Series B Convertible Preferred Stock at $1.15 per share, together with five-year warrants to purchase an aggregate of 217,391 shares of its common stock at a per-share price of  $1.15, in a private placement exempt from registration under the Securities Act of 1933. Mr. Hanson and the Company agreed to cancel $250,000 of the debt outstanding under the Company’s $2.5 million financial commitment agreement with Mr. Hanson as payment for the Series B Convertible Preferred Stock issued under the Securities Purchase Agreement.
In March 2015, the Company issued a total of  $400,000 of new demand promissory notes to Messrs. Davis and Hanson. The notes bore interest at a rate of 10% and were due June 30, 2015. The note, along with certain other amounts owed under the financing commitment letter to Mr. Hanson, were subsequently converted in the offering of Series C Convertible Preferred Stock discussed below.
On April 13, 2015, we amended warrants issued to Messrs. Hanson and Davis on January 14, 2014 to adjust the exercise price from $3.60 to $1.40. The number of shares issuable under the warrants issued to Mr. Hanson totaled 231,250 and Mr. Davis totaled 487,500.
In June 2015, Mr. Davis provided his personal guarantee as part of lease the Company entered into with a third-party leasing company totaling approximately $242,000. As consideration to the director for providing his personal guarantee, the Company issued the director a five-year warrant to purchase up to 241,900 shares of common stock at $.44 per share in June 2015. The warrant was 100% vested and exercisable upon issuance.

On June 3, 2015, in connection with the private placement of Series C Convertible Preferred Stock and warrants Michael J. Hanson, James L. Davis, and Lawrence C. Blaney entered into a Securities Purchase Agreement with the Company pursuant to which they purchased shares of Series C Convertible Preferred Stock at $100.00 per share in the amounts of 1,980, 2,100 and 300 shares, respectively, together with five-year warrants to purchase 452,261, 479,672 and 68,525 shares of common stock, respectively. The Company received $950,000 in the form of promissory notes provided by Michael J. Hanson, James L. Davis, and Davis & Associates, Inc., a company founded by Mr. Davis, and issued shares of Series C Convertible Preferred Stock at $100.00 per share in the amounts of 3,500, 3,500 and 2,500 shares, respectively, together with five-year warrants to purchase 799,452, 799,452 and 571,038 shares of common stock, respectively. Davis & Associates, Inc.’s 401(k) Profit Sharing Plan purchased shares of Series C Convertible Preferred Stock at $100.00 per share in the amounts of 1,000 shares, together with five-year warrants to purchase 228,415 shares. The Company issued 2,000 and 3,020 shares of the Series C Preferred to James L. Davis and Michael J. Hanson, respectively, together with five-year warrants to purchase 456,830 and 689,814 shares of common stock, respectively, in exchange for the cancellation of Company debt in the amount of  $200,000 and $302,000 held by them. The Company also approved the amendment of a warrant to purchase common stock issued to James L. Davis on February 3, 2015, to provide for the same modifications made to the warrants held by former holders of the Company’s series A and B preferred stock. The $950,000 of promissory notes were paid in full by the end of third quarter 2015.
On October 6, 2015, the Company entered into an Equity Exchange Agreement with Michael J. Hanson to exchange 382,809 shares of common stock previously issued to Hanson for a five-year, fully vested, warrant to purchase 756,618 shares of common stock at an exercise price of  $1.25 per share.
On October 23, 2015, the Company entered into an addendum to the financing commitment letter under which Mr. Hanson agreed to an additional advancement of  $250,000. As of December 31, 2015, the total principal and accrued interest amount outstanding to Mr. Hanson related to advances under the commitment letter equaled $598,000 and $54,857, respectively.
In December 2015, we borrowed $150,000 for working capital purposes from Michael J. Hanson and issued a promissory note bearing interest at the per annum rate of 10%. The maturity date of the note is June 30, 2016.
In February 2016, the Company entered into an addendum to the financing commitment letter dated July 30, 2014 to extend the maturity date to January 31, 2017 and maintain the interest rate at 10%. Cachet also agreed to make interest only payments on June 30, September 30 and December 31, 2016. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to the date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017. In addition, the Company entered into an addendum to the line of credit agreement dated as of May 7, 2014 with Mr. Hanson, where Mr. Hanson agreed to extend the maturity date for the repayment of principal outstanding of  $1,000,000 from January 31, 2016 to January 31, 2017. Cachet also agreed to make interest only payments on June 30, September 30 and December 31, 2016. The interest only payments are for interest accrued on the principal balance from February 1, 2016 to the date of payment. The outstanding principal and accrued interest balance is due in full on January 31, 2017.
In February 2016, the Company entered into a thirty-day note payable with James L. Davis for $150,000 and Michael J. Hanson for $75,000. Under the note agreements, in lieu of interest, the Company agreed to issue five-year cashless warrants to purchase 250,000 and 125,000 shares of common stock at $0.329 per share to Messrs. Davis and Hanson, respectively. Additionally, for each 30 days the principal amount is outstanding, the Company will issue the note holders an additional 250,000 and 125,000 warrants, respectively, with the same terms as described above. On March 29, 2016, both notes were amended to change the due dates of the principal amounts owed to January 11 and January 31, 2017, under Messrs. Hanson’s and Davis’ notes, respectively. As of May 24, 2016, Messrs. Davis and Hanson had received a total of 1,000,000 and 500,000 warrants, respectively. Messrs. Davis and Hanson will continue to earn the warrants on a 30-day basis until the principal is repaid.
Between September 2014 and February 2015, in connection with the Company’s Series A and B Convertible Preferred Stock offerings, entities controlled by Kitano Capital, LLC invested $2,415,000 which subsequently converted to 2,141,155 shares of common stock at a share price of  $1.15 per share, including

41,155 shares as payment-in-kind for dividends on the preferred stock, and five-year warrants to purchase 1,711,449 shares of common stock, Jon D and Linda W Gruber Trust invested $500,250 which subsequently converted to 435,953 shares of common stock at a share price of  $1.15 per share, including 953 shares as payment-in-kind for dividends on the preferred stock prior to conversion, and five-year warrants to purchase 435,000 shares of common stock, and Tiburon Opportunity Fund LP invested $900,004 which subsequently converted to 800,185 shares of common stock at a share price of  $1.15 per share, including 17,573 shares as payment-in-kind for dividends on the preferred stock, and five-year warrants to purchase 620,293 shares of common stock.
On June 3, 2015, in connection with the private placement of Series C Convertible Preferred stock and warrants, FLMM Limited, a company controlled by Kitano Capital, LLC, and the Jon D and Linda W Gruber Trust each purchased 5,000 shares of Series C Convertible Preferred Stock at $100.00 per share together with five-year warrants to purchase 1,142,075 shares of common stock, respectively, Gerald Trooien, owner of Trooien Capital, LLC purchased 3,000 shares of Series C Convertible Preferred Stock at $100.00 per share together with five-year warrants to purchase 685,245 shares of common stock, and Tiburon Opportunity Fund LP purchased 2,500 shares of Series C Convertible Preferred Stock at $100.00 per share together with five-year warrants to purchase 571,038 shares of common stock.
In connection with the offer and sales of the Series C Preferred Stock, the Company issued additional shares of Company’s common stock to former holders of the Company’s Series A and B Preferred Stock (all of which has been converted to common stock), such that following the issuance of such shares, such holders received the same number of shares of the Company’s common stock in total as they would have received upon conversion of the Series A and B Preferred Stock if the conversion price for the Series A and B Preferred Stock had been the same as the initial conversion price under the Series C Preferred Stock. The Company granted the recipients of these shares the same registration rights as are provided in Series C Preferred Stock holders. Entities under the control of Kitano Capital, LLC received 3,483,168 shares of common stock under this agreement, the Jon D and Linda W Gruber Trust received 709,197 shares of common stock and Tiburon Opportunity Fund LP received 1,301,717 shares of common stock.
From October through December 2015, the Company completed the sale of shares of its common stock, pursuant to warrant exercise to certain investors including affiliates of the Company. Entities controlled by Kitano Capital, LLC exercised warrants for 970,000 shares of common stock for proceeds of approximately $384,000. The Jon D and Linda W Gruber Trust exercised warrants for 835,000 shares of common stock for proceeds of approximately $402,000. Tiburon Opportunity Fund LP exercised warrants for 350,000 shares of common stock for proceeds of approximately $169,000. Lawrence C. Blaney exercised warrants for 30,000 shares of common stock for proceeds of approximately $14,000. As consideration for the warrant being exercised on a cash basis, the Company agreed to issue five-year replacement warrants, covering 110% of the number of shares purchased upon exercise of the existing warrants. Warrants for the purchase of 467,500 shares of common stock issued to entities controlled by Kitano Capital, LLC were repriced from $0.4816 per share to $0.329 per share on December 24, 2015.
On November 25, 2015, the Company issued Tiburon Opportunity Fund LP a five-year warrant to purchase 168,117 shares of common stock at $0.4816 per share, with a fair value of approximately $30,000, in consideration for providing the Company sales referrals to various banks and credit unions.
From January 2016 through May 24, 2016, the Company completed the sales of shares of its common stock, pursuant to warrant exercises to certain investors including affiliates of the Company. Entities controlled by Kitano Capital, LLC exercised warrants for 456,000 shares of common stock for proceeds of approximately $150,000. The Jon D and Linda W Gruber Trust exercised warrants for 742,075 shares of common stock for proceeds of approximately $244,000. Tiburon Opportunity Fund LP exercised warrants for 453,117 shares of common stock for proceeds of approximately $149,000. James L. Davis exercised warrants for 151,976 shares of common stock for proceeds of  $50,000. Michael J. Hanson exercised warrants for379,939 shares of common stock for proceeds of  $125,000. As consideration for the warrant being exercised on a cash basis, the Company agreed to issue five-year replacement warrants, covering 110% of the number of shares purchased upon exercise of the existing warrants. Warrants for the purchase of 553,117 shares of common stock issued to Tiburon Opportunity Fund LP were repriced from $0.4816 per share to $0.329 per share on January 5, 2016.

On January 29, 2016, the Company entered into a thirty-day note payable with Tiburon Opportunity Fund LP for $150,000. In lieu of interest, the Company agreed to issue a five-year cashless warrant to purchase 250,000 shares of common stock at $0.329 per share. If the Company failed to repay the note on the due date, and for every thirty days beyond the due date the note is outstanding, the Company agreed to provide additional five-year cashless warrants to purchase 250,000 shares of common stock at $0.329 per share at the end of each 30-day period. The Company issued Tiburon Opportunity Fund LP warrants to 250,000 shares of common stock on January 29, 2016 and additionally on February 28, 2016. On March 7, 2016, Tiburon Opportunity Fund LP exercised the warrants for 500,000 shares of common stock for proceeds of  $164,500. The Company repaid the note on March 7, 2016. As consideration for the warrant being exercised on a cash basis, the Company agreed to issue a five-year replacement warrant for the purchase of 250,000 shares of common stock.
From February 25, 2016 through April 8, 2016 the Company has sold shares of common stock in a private placement to accredited investors, including affiliates of the Company, at a price of  $0.37 per share together with five-year warrants to purchase shares of common stock with an exercise price of  $0.46 per share. FLMM Limited invested $350,000 for 945,946 shares of common stock together with warrants to purchase 472,973 of common stock. The Jon D and Linda W Gruber Trust invested $250,000 for 675,676 shares of common stock together with warrants to purchase 337,838 shares of common stock.
On May 9, 2016, Cachet Financial Solutions, Inc. entered into a Demand Promissory Note agreement for $250,000 with a director of the Company, James L. Davis. The Company also entered into another Demand Promissory Note for an additional $250,000 with Mr. Davis on May 10, 2016. Both Demand Promissory Notes accrue interest at the per annum rate of 10%. All principal and accrued but unpaid interest on the demand promissory notes will become payable upon the written demand of the lender. As an additional inducement to the lender to advance amounts under the notes dated May 9th and May 10th, the Company has agreed to issue the lender warrants to acquire 75,000 shares of the Company’s common stock at an exercise price of  $0.27 per share and $0.25 per share, respectively, for each week the notes are outstanding. If a given note is outstanding for more than 30 days, the amount of each new warrant issuance shall increase to 100,000 shares per week. On May 23, 2016, the Demand Promissory Note agreements and outstanding warrants were amended to change the warrant exercise price to $0.329 per share.
On May 9, 2016, Cachet Financial Solutions, Inc. entered into a Promissory Note agreement for $226,650 with a director of the Company, James L. Davis. The note accrues interest at the per annum rate of 10%. The note shall be repaid in six monthly installments of  $38,650.16, which includes interest. As an additional inducement to the lender to advance amounts under the note, the Company has agreed to issue the lender a warrant to acquire 339,975 shares of the Company’s common stock at an exercise price of $0.27 per share. On May 23, 2016, the Demand Promissory Note agreements and outstanding warrants were amended to change the warrant exercise price to $0.329 per share.
Related Party Transaction Policy
The Board of Directors has no formal written policy regarding related-party transactions but follows the requirements of state law applicable to such transactions. In particular, after full disclosure of all material facts, review and discussion, the board approves or disapproves such transactions. No director is allowed to vote on any approval of a related-party transaction for which he or she is the related party, except that such a director may otherwise participate in a related discussion and shall provide to the board all material information concerning the related-party transaction and the director’s interest therein.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Consent Solicitation Statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be “forward-looking statements.” The words “believe”, “expect”, “anticipate”, “should”, “could” and other expressions that indicate future events and trends identify forward-looking statements. These expectations are based upon many assumptions that we believe to be reasonable, but such assumptions ultimately may prove to be materially inaccurate or incomplete, in whole or in part and, therefore, undue reliance should not be placed on them. Several factors which could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: the reactions of our customers persons with whom we do business; the effects of the Reverse Split on the market for our common stock; general global and economic conditions; and other factors recited from time to time in our filings with the SEC. In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking statements will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. However, to the extent that there are any material changes in the information contained in this Consent Solicitation Statement, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
If you would like to submit a proposal for us to include in the Proxy Statement for any annual meeting we may hold in 2017 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and the advance notice provisions of our Amended and Restated Bylaws. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by a reasonable time before we begin to print and send our proxy materials. Any stockholder proposal included in our Proxy Statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.
If you would like to recommend a person for consideration as a nominee for election as a director at any annual meeting we may hold in 2017, you must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) not later than the tenth day following the date on which we first announce such meeting date.
If you would like to present a proposal at any annual meeting we may hold in 2017, you must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) not later than the tenth day following the date on which we first announce such meeting date.
If the presiding officer at any annual meeting we may hold in 2017 determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Amended and Restated Bylaws, the proposal or nomination will be ruled out of order and not acted upon.
“HOUSEHOLDING” OF PROXY MATERIALS
Some banks, brokers and other nominee record holders may employ the practice of  “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Cachet Financial Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Cachet Financial

Solutions, Inc., 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317 or by telephone at (952) 698-6980. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.
WHERE YOU CAN FIND MORE INFORMATION
We make current, quarterly, annual and certain other filings with the SEC. For further information about our Company and our business, we refer you to our Annual Report on Form 10-K filed on April 14, 2016 and our Quarterly Report on Form 10-Q filed on May 16, 2016.
We intend to make our SEC filings available on our website at www.cachetfinancial.com. Any information on our website is not, however, incorporated by reference in this document. We maintain an office at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, where all records concerning the Company are to be retained. Readers can request information by contacting our office by mail at our address or by telephone at (952) 698-6980 or by fax at (952) 698-6999. Upon request, we will provide a copy of our Form 10-K for the year ended December 31, 2015 free of charge to our investors. Our SEC filings, including this Consent Solicitation, will also be available on the SEC’s Internet site at http://www.sec.gov. You may also read and copy all or any portion of this Consent Solicitation or any other reports, documents or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

ANNEX A
WRITTEN CONSENT OF STOCKHOLDERS OF
CACHET FINANCIAL SOLUTIONS, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned, being a stockholder of record of Cachet Financial Solutions, Inc. (the “Company”) as of June 3, 2016 hereby takes the following action, in accordance with our Bylaws and pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents, pursuant to Section 228 of Title 8 of the Delaware Code, to the three (3) Proposals set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated [_____________], without a meeting.
(Place an “X” in the appropriate boxes)
The Board of Directors recommends that Stockholders CONSENT to the following proposals (the “Proposals”):
Proposal 1.	The election of Jeffrey C. Mack, Darin P. McAreavey, Michael J. Hanson, James L. Davis, and Rod Jardine as members of our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
Proposal 2.	An amendment to our Amended and Restated Certificate of Incorporation (“Charter Amendment”), to effect a reverse stock split of our common stock, $0.0001 par value per share (“Common Stock”), within a range of no less than one-for-fifteen (1:15) and no more than one-for-twenty-five (1:25), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date within two years after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion;
Proposal 3.	To approve the Company’s 2016 Stock Incentive Plan.
Proposal 1.
The Election of Director(s):

JEFFREY C. MACK ☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN
DARIN P. MCAREAVEY ☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN
MICHAEL J. HANSON ☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN
JAMES L. DAVIS ☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN
ROD JARDINE ☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN
Proposal 2.
Approval of the amendment of the Company Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our Common Stock, $0.0001 par value per share:

RESOLVED, that the Certificate of Amendment (the “Charter Amendment”) of the Amended and Restated Certificate of Incorporation of the Company attached as Annex B to the Company’s Consent Solicitation Statement (the “Consent Solicitation Statement”) to effect a reverse stock split of our common stock, $0.0001 par value per share (“Common Stock”), within a range of no less than one-for-fifteen (1:15) and no more than one-for-twenty-five (1:25), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date within two years after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion, be, and it hereby is, authorized, approved and adopted in all respects.
A-1

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN
Proposal 3.   Approval of the Company’s 2016 Stock Incentive Plan.
RESOLVED, that the Company’s 2016 Stock Incentive Plan attached as Annex C to the Company’s Consent Solicitation Statement be, and it hereby is, authorized, approved and adopted in all respects.
☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN
INSTRUCTIONS:   TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.
To vote please follow the instructions included on your consent card. You may vote by mail, telephone, facsimile, or internet as provided in the instructions on your consent card.
Dated:
[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]
[title or authority of authorized person, if applicable]	[signature, if held jointly]
If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written consents in substantially the same form, shall be treated as a single consent of stockholders.
A-2

ANNEX B
CERTIFICATE OF AMENDMENT
CERTIFICATE OF INCORPORATION
OF
CACHET FINANCIAL SOLUTIONS, INC.
(Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware)
Cachet Financial Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:   That the Board of Directors of the Corporation has duly adopted resolutions authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Amendment”).
SECOND:   This Amendment of the Certificate of Incorporation of the Corporation, in the form set forth below, has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.
THIRD:   That upon the effectiveness of this Amendment, the Amended and Restated Certificate of Incorporation is hereby amended as follows:
Section 4.5   Reverse Split.   Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the corporation’s common stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into a fraction of a share of common stock, par value $.0001 per share, of the corporation the numerator of which is 1 and the denominator of which is [         ]. Any stock certificate that, immediately prior to the Effective Time, represented shares of the common stock, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, will represent the number of shares of the common stock as equals the quotient obtained by dividing the number of shares of common stock represented by such certificate immediately prior to the Effective Time by [         ]. No fractional shares of common stock will be issued as a result of the share combination effected pursuant to this paragraph. A holder of common stock at the Effective Time who would otherwise be entitled to a fraction of a share as a result of the share combination effected pursuant to this paragraph will, in lieu thereof, have such amount rounded up and be entitled to receive a full share of common stock for such fraction of a share.
[Signature page follows]
B-1

IN WITNESS WHEREOF, Cachet Financial Solutions, Inc. has caused this Amendment of Certificate of Incorporation to be duly executed by _____________________, its ______________________, this ____ day of __________.
CACHET FINANCIAL SOLUTIONS, INC.

By:
Its:
B-2

ANNEX C
CACHET FINANCIAL SOLUTIONS INC.
a Delaware corporation
2016 STOCK INCENTIVE PLAN
(June 2, 2016)

CACHET FINANCIAL SOLUTIONS INC.
2016 STOCK INCENTIVE PLAN
1.   Purpose.   The purpose of the 2016 Stock Incentive Plan (the “Plan”) of Cachet Financial Solutions Inc., a Delaware corporation (the “Company”), is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives” or “Awards”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.
2.   Administration.
2.1.   Administration by Committee.   The Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. During any time period during which the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (including the regulations thereunder, the “1934 Act”), each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the 1934 Act (a “Non-Employee Director”), and (b) an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986 (the “Code”) and the regulations promulgated thereunder. The Board of Directors or the Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Board of Directors’ or Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee,” as used in the Plan, shall refer to the Board of Directors. Within the scope of such authority, the Board of Directors or the Committee may (a) delegate to a committee of one or more members of the Board of Directors who are not an “outside director” within the meaning of Section 162(m) under the Code the authority to grant Incentives to eligible persons who are either (i) not then Covered Employees (within the meaning of Section 162(m) under the Code) and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board of Directors who are not Non-Employee Directors the authority to grant Incentives to eligible persons who are not then subject to Section 16 of the 1934 Act. Nothing herein shall create an inference that an Incentive is not validly granted under the Plan in the event Incentives are granted under the Plan by a compensation committee of the Board of Directors that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
2.2.   Delegation of Authority.   The Company’s Chief Executive Officer may, on a discretionary basis and without Committee review or approval, grant Incentives to new employees of the Company who are not officers of the Company. Subject to adjustment as provided in Section 10.6, such discretionary grants shall not exceed, in the aggregate, Incentives for more than 100,000 shares in any fiscal year. Subject to the foregoing limitations, the Chief Executive Officer shall determine from time to time (a) the new employees to whom grants will be made, (b) the number of shares to be granted, and (c) the terms and provisions of each option (which need not be identical). The Chief Executive Officer shall report each stock option granted pursuant to this Section 2.2 at the Committee’s first meeting following the date of such grant.
3.   Eligible Participants.   Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.   Types of Incentives.   Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.
5.   Shares Subject to the Plan.
5.1.   Number of Shares.   Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock issuable under the Plan shall not exceed 9,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock subject to SARs granted under this Plan shall be counted in full against the above-indicated share limit, regardless of the number of shares of Common Stock actually issued upon the exercise of such SARs.
5.2.   Cancellation.   If any Incentive granted hereunder (including without limitation any stock option, SAR or restricted stock unit) expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan. If shares of Common Stock are issued pursuant to a stock award, as restricted stock, or as performance shares and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either pursuant to a stock award, as restricted stock, as performance shares, or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, Incentives in order to make a participant eligible for the grant of an Incentive at a lower exercise price than the Incentive to be canceled.
5.3.   Type of Common Stock.   Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or, if so designated by the Committee, may be treasury stock.
5.4.   Limitation on Certain Grants.   To the extent necessary for an Award hereunder to satisfy the Performance-Based Exception, the maximum number of shares of Common Stock with respect to which Awards may be granted during any calendar year to any person shall be 400,000, subject to adjustment as provided in Section 10, and the maximum amount that may be paid under the Performance-Based Exception to any one person during any period of three calendar years shall be $3,000,000.
5.5.   Limit on Awards to Independent Directors.   Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the grant date in accordance with applicable financial accounting rules) of all Incentives made to any single independent director during any single fiscal year shall not exceed $150,000.
6.   Stock Options.   A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:
6.1.   Price.   The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6. In no event may the option price per share be less than the Fair Market Value per share on the option grant date unless the option satisfies the provisions of Code Section 409A.
6.2.   Number.   The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option.
6.3.   Duration and Time for Exercise.   Subject to earlier termination as provided in Section 10.3, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date, as that term is defined in Section 10.15 below. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph and Section 10.16, the Committee may extend the term of any stock option to the extent provided in Section 10.4.

6.4.   Manner of Exercise.   A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable: (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 10.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.
6.5.   Incentive Stock Options.   Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as “Incentive Stock Options,” as such term is defined in Code Section 422:
(a)   The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.
(b)   Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.
(c)   All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.
(d)   Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.
(e)   The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.
(f)   If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.
7.   Stock Appreciation Rights.   An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:
7.1.   Price.   The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, except as permitted under Section 10.16, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date unless the SAR satisfies the provisions of Code Section 409A.

7.2.   Number.   Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option. Notwithstanding the foregoing, the limitation on grants under Section 5.4 shall apply to grants of SARs under the Plan
7.3.   Duration.   Subject to earlier termination as provided in Section 10.3, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph and Section 10.16, the Committee may extend the term of any SAR to the extent provided in Section 10.4.
7.4.   Exercise.   An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.
7.5.   Issuance of Shares Upon Exercise.   The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:
(a)   the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by
(b)   the Fair Market Value of a share of Common Stock on the exercise date.
No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.
8.   Stock Awards, Restricted Stock and Restricted Stock Units.   A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. A restricted stock unit evidences a participant’s right to receive a share of Common Stock (or, in the Committee’s discretion, cash equal to the value of one share of Common Stock) at some future date upon the satisfaction of the vesting conditions set forth in the agreement. The transfer of Common Stock pursuant to stock awards or restricted stock units and the transfer and sale of restricted stock shall be subject to the following terms and conditions:
8.1.   Number of Shares.   The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award, restricted stock unit or as restricted stock shall be determined by the Committee.
8.2.   Sale Price.   The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.
8.3.   Restrictions.   All shares of restricted stock transferred or sold by the Company hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)   a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);
(b)   a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; and/or
(c)   such other conditions or restrictions as the Committee may deem advisable.
8.4.   Restrictions.   In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. The Committee may provide that no certificates representing restricted stock be issued until the restriction period is completed. To the extent the grant or vesting of restricted stock or restricted stock units is intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 9 below.
8.5.   End of Restrictions.   Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.
8.6.   Rights of Holders of Restricted Stock.   Subject to the terms and conditions of the Plan and subject further to the terms and conditions of each written agreement evidencing an Incentive, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.
8.7.   Rights of Holders of Restricted Stock Units.   Each participant receiving restricted stock units shall have none of the rights of a stockholder with respect to shares of stock relating to the restricted stock unit until stock is issued in connection with the vesting of the restricted stock unit. The Committee may, in its discretion, elect to pay dividend equivalent payments to the holder of restricted stock units before the vesting and issuance of shares.
9.   Performance Awards.
9.1.   Grants.   Subject to the provisions of the Plan, Performance Awards may be granted to eligible persons under Section 2.1 of the Plan. Performance Awards may be granted either alone or in addition to other Incentives made under the Plan.
9.2.   Performance Goals.   Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee.
9.3.   Restriction Period.   The Restriction Period shall be for a minimum of one year unless otherwise determined by the Committee.
9.4.   Termination of Employment or Service or Death.   A Performance Award under this Section 9 shall terminate for all purposes if the participant does not remain continuously in the employ or service of the Company at all times during the applicable Restriction Period except as provided in the applicable Award agreement or as determined by the Committee.
9.5.   Performance Measures.   The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant (including salary range, tenure in the current position and performance during the prior year) or objectives that are company-wide or related to a subsidiary, division, department, region, function, policy initiative or business unit of the Company, and may consist of one or more or any combination of the following criteria: stock price, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, capitalization, earnings per share, growth in stock price, growth in market value, return to shareholders (including or excluding dividends), return on equity, earnings, economic value added, revenues, net income, operating income, return on assets, return on capital, adjusted return on invested capital, return on sales, market share, cash flow measures or cost reduction goals, sales volume, net earnings, total shareholder return, gross margin, brand recognition/acceptance, customer satisfaction, or achieving goals, objectives, and policy initiatives. The Performance Goals based on these Performance Measures may be expressed in absolute terms, relative to prior performance or relative to the performance of other entities.
9.6.   Negative Discretion.   Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce, but does not have the discretion to increase, some or all of a Performance Award that would otherwise be paid to a Participant.
9.7.   Extraordinary Events.   At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.
9.8.   Performance-Based Exception.   With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 9 in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.
9.9.   Definitions.
(a)   “Performance Awards” means an Award of Options, Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or SARs conditioned on the achievement of Performance Goals during a Performance Period.
(b)   “Performance Goals” means the goals established by the Committee under Section 9.2.
(c)   “Performance Measures” means the criteria set out in Section 9.5 that may be used by the Committee as the basis for Performance Goals.
(d)   “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.
(e)   “Performance Shares” means an Award of shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.
(f)   “Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.
(g)   “Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).
(h)   “Restriction Period” means, with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Stock Units, the period during which any risk of forfeiture or other restrictions set by the Committee remain in effect. Such restrictions remain in effect until such time as they have lapsed under the terms and conditions of the Performance Shares, Performance Units, Restricted Shares or Restricted Stock Units or as otherwise determined by the Committee.

10.   General Provisions.
10.1.   Effective Date.   The Plan will become effective upon the date of approval by the Board of Directors (the “Effective Date”). The Plan is subject to approval of the stockholders of the Company. If this Plan is not approved by the stockholders within one year of the Effective Date, no Incentive Stock Options shall be granted under the Plan, but the Plan shall otherwise remain in full force and effect. Any stock options granted as Incentive Stock Options before the Plan is approved by the stockholders of the Company shall be considered to be options other than Incentive Stock Options if stockholder approval is not obtained within one year of the Effective Date.
10.2.   Duration.   The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.
10.3.   Non-Transferability of Incentives.   No stock option, SAR, restricted stock, or restricted stock unit may be transferred, pledged or assigned by the holder thereof  (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options (other than Incentive Stock Options) may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 10.3.
10.4.   Effect of Termination or Death.   If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A; and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.
10.5.   Restrictions under Securities Laws.   Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
10.6.   Adjustment.   In the event of any recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split, spin-off, dividend in kind, cash dividend (other than normal cash dividends), combination of shares or other change in the Common Stock, other distribution or such other event, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock or to otherwise reflect such event, in such manner as the Committee deems appropriate and equitable. In the event of any such adjustments or event, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.
10.7.   Incentive Plans and Agreements.   Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. To the extent permitted by applicable law, the Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.
10.8.   Withholding.
(a)   The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the maximum statutory tax rate that would apply with respect to the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).
(b)   Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.
10.9.   No Continued Employment, Engagement or Right to Corporate Assets.   No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.
10.10.   Payments Under Incentives.   Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 10.16, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.
10.11.   Amendment of the Plan.   The Board of Directors may amend or discontinue the Plan at any time. Nevertheless, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.
10.12.   Amendment of Agreements for Incentives.   Except as otherwise provided in this Section 10.12, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, except as permitted under Section 10.16, no such amendment shall: (a) extend the term of the Incentive, except as provided in Section 10.4; nor (b) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Incentive was granted, unless, in either case, the amendment complies with the requirements of Code Section 409A.

10.13.   Sale, Merger, Exchange or Liquidation.   Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event, all as determined by the Committee in its sole discretion (collectively a “Sale Transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:
(a)   providing that the Plan and all Incentives shall terminate and the holders of  (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such Sale Transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the Sale Transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such Sale Transaction, (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee, and (iv) outstanding Performance Shares or Performance Units granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if 100% of the Performance Goals have been achieved;
(b)   providing that participants holding outstanding vested Common Stock-based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such Sale Transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days before the effective date of such Sale Transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the Sale Transaction;
(c)   providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such Sale Transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the Sale Transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such Sale Transaction; or
(d)   providing for cash payments to some or all of the participants holding outstanding Incentives in cancellation of those Incentives, the amount of which payments shall be determined by the Committee in its sole discretion; or
(e)   providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such Sale Transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.
The Board of Directors may restrict the rights of participants or the applicability of this Section 10.13 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
10.14.   Definition of Fair Market Value.   For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:
(a)   If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.
(b)   If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.
(c)   If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon a reasonable application of a reasonable valuation method and upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.
10.15.   Definition of Grant Date.   For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award (or, if applicable, the date on which the Company’s Chief Executive Officer exercised discretionary authority under this Plan or otherwise granted by the Committee and approved the award) or, if later, the date on which (a) the participant is no longer able to negotiate the terms of the award and (b) it is expected that the key terms of the award will be communicated within a relatively short period of time.
10.16.   Compliance with Code Section 409A.   The Plan and the agreement for each Incentive shall be interpreted and administered so as to be exempt from the requirements of Code Section 409A or to comply with such requirements. Notwithstanding the foregoing, Incentives may be awarded or amended in a manner that does not comply with Code Section 409A, but only if and to the extent that the Committee specifically provides in written resolutions that the Incentive or amendment is not intended to comply with Code Section 409A.